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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ASTEX PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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ASTEX PHARMACEUTICALS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 13, 2013

To the Stockholders:

        Notice is hereby given that the Annual Meeting of Stockholders of Astex Pharmaceuticals, Inc., a Delaware corporation ("we," "Astex Pharmaceuticals," or the "Company"), will be held on June 13, 2013 at 2:00 p.m., local time, at the Company's principal executive office, 4140 Dublin Boulevard, Suite 200, Dublin, California 94568, for the following purposes:

  1.
  To elect nine directors to serve for the ensuing year and until their successors are duly elected and qualified;

  2.
  To approve an amendment to the Company's 2008 Employee Stock Purchase Plan ("ESPP"), increasing the number of shares of common stock authorized for issuance by 250,000 shares for a total of 750,000 shares reserved under the ESPP;

  3.
  To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2013; and

  4.
  To hold a non-binding advisory vote to approve executive compensation.

        The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

        Only holders of record of the Company's common stock at the close of business on April 22, 2013, the record date, are entitled to notice of and to vote at the annual meeting.

        Your vote is important. Whether or not you plan to attend the annual meeting, please cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet, as promptly as possible. You may also request a paper proxy card or voting instruction form to submit your vote by mail or by telephone, if you prefer. We encourage you to vote via the Internet. It is convenient, more environmentally friendly, and saves us significant postage and processing costs.

/s/ JAMES S.J. MANUSO, PH.D. Chief Executive Officer and Chairman of the Board

Dublin, California
April 29, 2013

ASTEX PHARMACEUTICALS, INC.

PROXY STATEMENT
FOR
2013 ANNUAL MEETING OF STOCKHOLDERS

ASTEX PHARMACEUTICALS, INC.

PROXY STATEMENT
FOR
2013 ANNUAL MEETING OF STOCKHOLDERS

 INFORMATION CONCERNING SOLICITATION AND VOTING

General

        This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors of Astex Pharmaceuticals, Inc. ("we," "us," "Astex Pharmaceuticals," or the "Company") for use at the annual meeting of stockholders to be held on June 13, 2013 at 2:00 p.m., local time, and at any adjournments thereof as conducted in accordance with our bylaws, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The annual meeting will be held at the Company's principal executive office, 4140 Dublin Boulevard, Suite 200, Dublin, California 94568. The telephone number at that location is (925) 560-0100. This proxy statement contains important information for you to consider when deciding how to vote on the matters set forth in the attached Notice of Annual Meeting of Stockholders. Please read it carefully.

        Beginning on or about May 3, 2013, we made copies of this proxy statement available to persons who were stockholders at the close of business on April 22, 2013, the record date for the annual meeting.

Notice of Internet Availability of Proxy Materials

        Pursuant to rules adopted by the Securities and Exchange Commission ("SEC"), we are providing access to our proxy materials over the Internet. We are sending a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") to our stockholders of record and our beneficial owners. All stockholders will have the option to access the proxy materials on the website referred to in the Notice of Internet Availability or to request a printed set of the proxy materials. You may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Instructions on how to access the proxy materials over the Internet or to request printed copies of the proxy materials are included in the Notice of Internet Availability.

Electronic Access to Proxy Materials

        The Notice of Internet Availability will provide you with instructions on how to:

  •
  View on the Internet the proxy materials for our annual meeting;

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  Vote on the proposals; and

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  Instruct us to send our future proxy materials to you by mail or electronically by e-mail.

        Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing the proxy materials to you and will reduce the environmental impact of our annual meeting. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions including a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials by mail or electronically by e-mail will remain in effect until you terminate it.

 Costs of Solicitation

        We will pay the costs of soliciting proxies from stockholders. We may determine to engage a proxy solicitor to solicit proxies for the annual meeting proposals and if we do so, we would pay the fees and expenses of any such firm incurred in connection with the solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners, including fees associated with:

  •
  forwarding the Notice of Internet Availability to beneficial owners;

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  forwarding printed proxy materials by mail to beneficial owners who specifically request them; and

  •
  obtaining beneficial owners' voting instructions.

        Certain of our directors, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by written communication, telephone, facsimile or other electronic means.

Record Date and Shares Outstanding

        Stockholders of record at the close of business on April 22, 2013, the record date, are entitled to notice of and to vote at the annual meeting. As of the record date, 94,417,229 shares of the Company's common stock were issued and outstanding. No shares of preferred stock were outstanding.

Quorum; Abstentions; Broker Non-Votes

        A majority of the outstanding shares of common stock entitled to vote on the record date, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the annual meeting or any adjournments thereof. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the common stock present in person or represented by proxy at the annual meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter.

        Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker "non-vote" are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. Neither abstentions nor broker "non-votes" affect the election of directors as the vote required is a plurality of the votes duly cast, which means that only affirmative votes will affect the outcome of the election. Broker "non-votes" are not deemed to be Votes Cast. As a result, while abstentions are deemed to be Votes Cast and will have the effect of votes in opposition of a given proposal, broker "non-votes" are not included in the tabulation of the voting results on issues requiring approval of a majority of the Votes Cast and, therefore, do not have the effect of votes in opposition in such tabulations.

        A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Householding

        In an effort to reduce printing costs and postage fees, we have adopted the practice approved by the SEC called "householding." Under this practice, stockholders who have the same address and last name will receive only one copy of our proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to have access to and receive separate proxy voting instructions.

        If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials, please send your request to: Corporate Secretary, Astex Pharmaceuticals, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568, call our Corporate Secretary at (925) 560-0100, or visit our website at www.astx.com. You may also contact us at the same address or phone number if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

        Householding does not apply with respect to the Notice of Internet Availability. Each stockholder who participates in electronic delivery of proxy materials will receive an individual Notice of Internet Availability.

QUESTIONS AND ANSWERS REGARDING OUR ANNUAL MEETING

        Although we encourage you to read this proxy statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you may have about the annual meeting or this proxy statement.

Q:    Why am I receiving these proxy materials?

A:    The Company is providing these proxy materials for you in connection with our Annual Meeting of Stockholders, which will take place on June 13, 2013. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.

Q:    What is the Notice of Internet Availability?

A:    In accordance with rules and regulations adopted by the SEC, unless a stockholder has specifically requested to receive a printed copy of our proxy materials, we are furnishing the proxy materials to our stockholders over the Internet. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice of Internet Availability.

        We expect to mail the Notice of Internet Availability on or about May 3, 2013, to all stockholders entitled to vote at the annual meeting. On the date of mailing of the Notice of Internet Availability, all stockholders and beneficial owners will have the ability to access all of our proxy materials on a website referred to in the Notice of Internet Availability. These proxy materials will be available free of charge.

Q:    What proposals will be voted on at the annual meeting?

A:    There are four proposals scheduled to be voted on at the annual meeting:

  •
  Election of the nominees for director set forth in this proxy statement;

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  To approve an amendment to the Company's 2008 ESPP, increasing the number of shares of common stock authorized for issuance by 250,000 shares for a total of 750,000 shares reserved under the ESPP;

  •
  Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

  •
  An advisory vote to approve executive compensation.

Q:    What is Astex Pharmaceuticals' voting recommendation?

A:    The board of directors recommends that you vote your shares as follows:

  •
  "FOR" each of the nominees to the board of directors;

  •
  "FOR" approval of the amendment to the 2008 ESPP;

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  "FOR" ratification of the appointment of our independent registered public accounting firm; and

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  "FOR" approval, on an advisory basis, of executive compensation.

Q:    Who can vote at the annual meeting?

A:    The board of directors has set April 22, 2013 as the record date for the annual meeting. All stockholders who owned Astex Pharmaceuticals common stock at the close of business on April 22, 2013 may attend and vote at the annual meeting. Each stockholder is entitled to one vote for each share of common stock of Astex Pharmaceuticals held as of the record date on all matters to be voted on. Stockholders do not have the right to cumulate votes. Shares held as of the record date include shares that are held directly in your name as the stockholder of record and those shares held for you as a beneficial owner through a broker, bank or other nominee.

Q:    What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:    Most stockholders of Astex Pharmaceuticals hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record

        If your shares are registered directly in your name with Astex Pharmaceuticals' transfer agent, Computershare, you are considered the stockholder of record with respect to those shares and the Notice of Internet Availability has been sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to Astex Pharmaceuticals or to vote in person at the annual meeting.

Beneficial Owners

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and the Notice of Internet Availability has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you request a "legal proxy" from the broker, bank or other nominee who holds your shares, giving you the right to vote the shares at the annual meeting.

Q:    How many votes does Astex Pharmaceuticals need to hold the annual meeting?

A:    A majority of Astex Pharmaceuticals' outstanding shares as of the record date must be present at the annual meeting in order to hold the meeting and conduct business. This is called a quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matters on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and lacks discretionary voting power to vote such shares.

        Shares are counted as present at the annual meeting if you:

  •
  are present and vote in person at the annual meeting; or

  •
  have properly submitted a proxy card or voting instruction card or voted by telephone or via the Internet.

Q:    How are votes counted?

A:    You may vote either "FOR" or "WITHHOLD" with respect to each nominee for the board of directors. You may vote "FOR," "AGAINST" or "ABSTAIN" on Proposals Two, Three, and Four. Voting results are tabulated and certified by Broadridge Financial Solutions, Inc.

Q:    What happens if I do not cast a vote?

A:    Stockholders of record—If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting. However, if you submit a signed proxy card with no further instructions, your shares will be counted as a vote "FOR" each director nominee and "FOR" Proposals Two, Three, and Four.

        Beneficial owners—If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal One), to approve the amendment to the 2008 ESPP (Proposal Two), and to record your advisory vote to approve executive compensation (Proposal Four). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors or on stock plan amendments, your bank or broker was allowed to vote those shares on your behalf in the election of directors or on stock plan amendments as they felt appropriate. Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors and on stock plan amendments on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, amendment to the 2008 ESPP program, and the advisory vote to approve executive compensation, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal Three).

Q:    What is the voting requirement to approve each of the proposals?

A:    With respect to Proposal One, the election of directors, the nine nominees receiving the highest number of affirmative votes of the shares entitled to be voted will be elected as directors of the Company. Votes withheld and broker non-votes have no legal effect due to the fact that director elections are by a plurality. Proposals Two, Three, and Four require the affirmative "FOR" vote of a majority of the shares of our outstanding common stock represented, in person or by proxy, and entitled to vote. Abstentions are deemed to be Votes Cast and have the same effect as a vote against these proposals. Broker non-votes are not deemed to be Votes Cast and, therefore, are not included in the tabulation of the voting results on these proposals.

Q:    How can I vote my shares in person at the annual meeting?

A:    Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to vote in person, please bring your proxy card or proof of identification to the annual meeting. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting. If you hold your shares in street name, you must request a legal proxy from your broker or other holder of record in order to vote in person at the annual meeting.

Q:    How can I vote my shares without attending the annual meeting?

A:    Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the annual meeting. If you are a stockholder of record, you may vote by submitting a proxy; please refer to the voting instructions in the Notice of Internet Availability or below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other nominee; please refer to the voting instructions provided to you by your broker, bank or other nominee.

        Internet—Stockholders of record with Internet access may submit proxies by following the "Vote by Internet" instructions on the Notice of Internet Availability until 11:59 p.m., Eastern Time, on June 12, 2013, or by following the instructions at www.proxyvote.com. Most of our stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, banks or other nominees. A large number of banks and brokerage firms are participating in Broadridge Financial Solutions, Inc.'s online program. This program provides eligible stockholders the opportunity to vote over the Internet or by telephone. Voting forms will provide instructions for stockholders whose bank or brokerage firm is participating in Broadridge's program.

        Telephone—If you requested a printed set of the proxy materials, you will be eligible to submit your vote by telephone.

        Mail—If you are a stockholder of record, you may request a proxy card from us, and indicate your vote by completing, signing and dating the card and by returning it in the prepaid envelope that will be provided. Stockholders who hold shares beneficially in street name may request a voting instruction form from their broker, bank or other nominee.

Q:    How can I change or revoke my vote?

A:    Subject to any rules your broker, bank or other nominee may have, you may change your voting instructions at any time before your shares are voted at the annual meeting.

        Stockholders of record—If you are a stockholder of record, you may change your vote (1) by delivering to the Company, prior to your shares being voted at the annual meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) by attending the annual meeting and voting in person (although attendance at the annual meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by the Company prior to the taking of the vote at the annual meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Company or should be sent so as to be delivered to our principal executive offices, Attention: Chief Financial Officer.

        Beneficial owners—If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, bank or other nominee, or (2) if you have obtained, from the broker, bank or other nominee who holds your shares, a legal proxy giving you the right to vote the shares, by attending the annual meeting and voting in person.

        In addition, a stockholder of record or a beneficial owner who has voted via the Internet or by telephone may also change their vote by making a timely and valid subsequent Internet or telephone vote no later than 11:59 p.m., Eastern Time, on June 12, 2013.

Q:    Where can I find the voting results of the annual meeting?

A:    The preliminary voting results will be announced at the annual meeting. The final results will be published in a report on Form 8-K to be filed within four business days after the annual meeting.

Q:    Who are the proxies and what do they do?

A:    The two persons named as proxies on the proxy card, James S.J. Manuso, our Chief Executive Officer and Chairman of the Board, and Michael Molkentin, our Chief Financial Officer and Corporate Secretary, were designated by the board of directors. All properly executed proxy cards will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the stockholder as provided in the proxy card, it will be voted in accordance with the instructions indicated on the proxy card. If you submit the proxy card, but do not indicate your voting instructions, your shares will be voted as noted above.

Q:    What should I do if I receive more than one Notice of Internet Availability or set of proxy materials?

A:    If you received more than one Notice of Internet Availability or set of proxy materials, your shares are registered in more than one name or brokerage account. Please follow the voting instructions on each Notice of Internet Availability or voting instruction card that you receive to ensure that all of your shares are voted.

Q:    What happens if additional proposals are presented at the annual meeting?

A:    If you are a stockholder of record and grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason any of the Company's nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

Q:    Is my vote confidential?

A:    Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Astex Pharmaceuticals or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and/or (3) to facilitate a successful proxy solicitation by the board of directors. Occasionally, stockholders provide written comments on their proxy cards, which are then forwarded to Astex Pharmaceuticals' management.

 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Our stockholders may submit proposals that they believe should be voted upon at our next annual meeting or nominate persons for election to the board of directors. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), some stockholder proposals may be eligible for inclusion in the proxy statement for our 2014 annual meeting. Any such stockholder proposals must be submitted in writing to the attention of the Corporate Secretary, Astex Pharmaceuticals, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568, no later than January 3, 2014, which is 120 calendar days prior to the one-year anniversary of the mailing date of this year's proxy materials. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our 2014 proxy statement.

        Alternatively, under our bylaws, a nomination or a proposal for our 2014 annual meeting that the stockholder does not seek to include in our 2014 proxy statement pursuant to Rule 14a-8 may be submitted in writing to the Corporate Secretary, Astex Pharmaceuticals, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568, not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the Company first mailed its proxy materials or notice of availability of proxy materials for the preceding year's annual meeting (whichever is earlier). As described in our bylaws, the stockholder submission must include certain specified information concerning the stockholder and the proposal or nominee, as the case may be. If a stockholder gives notice of such a proposal after the deadline computed in accordance with our bylaws, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

        The SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting. The discretionary vote deadline for our 2014 annual meeting is March 19, 2014 (45 calendar days prior to the one-year anniversary of the mailing date of this year's proxy materials). If a stockholder gives notice of such a proposal after the discretionary vote deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2014 annual meeting.

CORPORATE GOVERNANCE AND OTHER MATTERS

Corporate Governance Guidelines

        Our board of directors adopted Corporate Governance Guidelines that outline, among other matters, the role and functions of the board of directors. A copy of the Corporate Governance Guidelines is available in the corporate governance section of our website at www.astx.com.

Board Independence

        Our board of directors is the ultimate decision-making body of the Company, except with respect to those matters reserved for the approval by stockholders. Our board of directors has reviewed the independence of each director and determined that all of our directors, other than Dr. James S.J. Manuso and Dr. Harren Jhoti, are independent directors under the marketplace rules of the NASDAQ Stock Market. We have also determined that all directors serving as members of our Audit Committee, Compensation Committee, and Governance and Nominating Committee are independent under the marketplace rules of the NASDAQ Stock Market and the rules of the SEC.

Consideration of Stockholder Recommendations and Nominations

        The Governance and Nominating Committee of our board of directors will consider both recommendations and nominations from stockholders for candidates to our board of directors. A stockholder who desires to recommend a candidate for election to our board of directors should direct the recommendation in writing to the Corporate Secretary, Astex Pharmaceuticals, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568, and must include the candidate's name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and Astex Pharmaceuticals within the last three years and evidence of the nominating person's ownership of Astex Pharmaceuticals stock and amount of stock holdings. For a stockholder recommended nominee to be considered by the Governance and Nominating Committee as a potential candidate at an annual meeting, nominations must be received on or before the deadline for receipt of stockholder proposals.

        If, instead, a stockholder desires to nominate a person directly for election to our board of directors, the stockholder must follow the rules set forth by the SEC (see "Deadline for Receipt of Stockholder Proposals" above) and meet the deadlines and other requirements set forth in Section 2.5 of our bylaws, including, among other things: (1) the name and address of the stockholder and any "stockholder associated person" proposing to make such nomination and the name, age, business address and residence address of the nominee; (2) the principal occupation or employment of the nominee; (3) the class and number of shares of Astex Pharmaceuticals stock that are held of record or are beneficially owned by the stockholder, any stockholder associated person and the nominee, and any derivative positions held or beneficially held by any such persons; (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder, any stockholder associated person or the nominee with respect to any of our securities, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder, any stockholder associated person or the nominee with respect to any of our securities; (5) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and (6) a written statement executed by the nominee acknowledging that as a director of Astex Pharmaceuticals, the nominee will owe a fiduciary duty under Delaware law with respect to Astex Pharmaceuticals and our stockholders.

 Identifying and Evaluating Nominees for Director

        The Governance and Nominating Committee seeks directors with established records of significant accomplishment in business and areas relevant to our strategies. We believe this philosophy helps to create a board of directors that represents a mix of backgrounds, is strong in its collective knowledge and has a diversity of skill and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, and industry knowledge. The Committee also seeks directors who share individual characteristics that we believe are essential to achieve a well-functioning deliberative body, including integrity, independence, commitment to Astex Pharmaceuticals and to the interests of our stockholders, and the willingness to challenge and stimulate management in an environment of mutual trust. In addition, the Committee believes that candidates should have substantial experience with one or more publicly traded national or multinational companies. While our board of directors and the Committee do not have a specific diversity policy, diversity is considered in the identification and evaluation of nominees for our board of directors because a variety of points of view contribute to a more effective decision making process. The Committee uses the following procedures to identify and evaluate the individuals that it selects, or recommends that our board of directors select, as director nominees:

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  The Committee will review the qualifications of any candidates who have been properly recommended or nominated by stockholders, as well as those candidates who have been identified by management, individual members of our board of directors or, if the Committee determines, a search firm. This review may, in the Committee's discretion, include a review solely of information provided to the Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate, or other actions that the Committee deems proper.

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  The Committee will evaluate the performance and qualifications of individual members of our board of directors eligible for re-election at an annual meeting of stockholders.

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  The Committee will consider the suitability of each candidate, including the current members of our board of directors, in light of the current size and composition of the board of directors. In evaluating the suitability of the candidates, the Committee considers many factors, including, among other things, issues of character, judgment, independence, diversity, age, expertise, diversity of experience, length of service, other commitments, and the like. The Committee evaluates such factors, among others, and considers each individual candidate in the context of the current perceived needs of our board of directors as a whole. While the Committee has not established specific minimum qualifications for director candidates, the Committee believes that candidates and nominees must reflect a board of directors that is comprised of directors who (1) are predominately independent, (2) are of high integrity, (3) have qualifications that will increase overall board of directors effectiveness, and (4) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

  •
  After such review and consideration, the Committee selects, or recommends that our board of directors select, the slate of director nominees, either at a meeting of the Committee at which a quorum is present or by unanimous written consent of the Committee.

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  In evaluating and identifying candidates, the Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

  •
  The Committee will endeavor to notify, or cause to be notified, each director candidate of its decision as to whether to nominate such individual for election to our board of directors.

 Stockholder Communication with our Board of Directors

        Any stockholder may contact any of our directors by writing to them by mail c/o Astex Pharmaceuticals, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568.

        Any stockholder communications directed to our board of directors (other than concerns regarding questionable accounting or auditing matters directed to the Audit Committee or otherwise in accordance with our Financial Information Integrity Policy) will first go to our Corporate Secretary, who will log the date of receipt of the communication as well as (for non-confidential communications) the identity of the correspondent in our stockholder communications log.

        The Corporate Secretary will forward all such original stockholder communications to our board of directors for review.

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers, and employees of Astex Pharmaceuticals and our subsidiaries. A copy of the Code of Business Conduct and Ethics is available in the corporate governance section of our website at www.astx.com.

Board Leadership Structure and Independent Lead Director

        Dr. Manuso serves as both our chairman of the board of directors and chief executive officer ("CEO"). Our board of directors believes that independent oversight of management is an important component of an effective board of directors. The independent board members have determined that the most effective board leadership structure for Astex Pharmaceuticals at the present time is for the CEO to also serve as chairman of the board of directors, a structure that has served Astex Pharmaceuticals well for many years. The independent board members believe that because the CEO is ultimately responsible for the day-to-day operation of our Company and for executing its strategy, and because the performance of our Company is an integral part of board of directors deliberations, the CEO is the director best qualified to act as chairman of our board of directors. Our board of directors retains the authority to modify this structure to best address our Company's unique circumstances, and so advance the best interests of all stockholders, as and when appropriate.

        Our board of directors also believes, for the reasons set forth below, that its existing corporate governance practices achieve independent oversight or management accountability, which is the goal that many seek to achieve by separating the roles of chairman of the board of directors and CEO. Astex Pharmaceuticals' governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of, and communication with, many members of senior management. These governance practices are reflected in our Corporate Governance Guidelines and the various committee charters, which are available on our website. Some of the relevant processes and other corporate governance practices include:

  •
  Our board of directors has an independent lead director with leadership authority and responsibilities. Walter J. Lack, chairman of the Governance and Nominating Committee, was selected by the independent board members to be the lead independent director.

  •
  Our board of directors also has a vice chairman, Peter Fellner, whose role is to work closely with the chairman and CEO and the lead independent director in management of the functions of the board of directors and oversight of the Company. In his role as vice chairman, Dr. Fellner provides independent leadership perspective as a non-executive board member and former chair of Astex Therapeutics Limited.

  •
  Our chairman of the board of directors and our lead independent director, with the input of the vice chairman, set the agenda for all board of directors meetings, and our lead independent director sets the agenda for, and leads, all executive meetings of the independent directors, working with the vice chairman, as appropriate, and providing consolidated feedback from those meetings to our chairman and CEO, as appropriate. Our lead independent director also has the authority to call meetings of our board of directors in executive session, facilitates discussions, outside of scheduled board meetings, among the independent directors on key issues as required, and serves as a non-exclusive liaison with the chairman and CEO and vice chairman, in consultation with the other independent directors. If appropriate, the lead director and vice chairman will also coordinate and consult on issues in the event the chairman and CEO is not immediately available, or in the event of a potential conflict of interest of the chairman and CEO.

  •
  At each regularly scheduled board meeting, all non-management directors can meet in an executive session independent of any of our management. In these executive sessions, the independent directors can deliberate on such matters as CEO succession planning or the performance of our CEO.

  •
  All of our directors, except Dr. Manuso, our chairman and CEO, and Dr. Jhoti, our president, are independent directors. Each director is an equal participant in decisions made by the full board of directors. The Audit, Compensation, and Governance and Nominating Committees are all comprised of independent directors.

  •
  Each of our directors is elected annually by our stockholders. Our Corporate Governance Guidelines also ensure that the other independent members of the board of directors are involved in key aspects of governance. Additionally, the chairman and CEO regularly solicits suggestions from the directors for presentations by management at board of directors and Committee meetings. Furthermore, each board member has full and free access to our management and employees.

The Board's Role in Risk Management Oversight

        Our management is responsible for the day-to-day assessment and management of the risks we face, while our board of directors administers its risk oversight function directly and through the Audit Committee. Management reports to our board of directors and/or the Audit Committee regarding identified or potential risks. The areas of material risk to our Company include strategic, operational, financial, legal and regulatory risks. Our board of directors regularly reviews our Company's strategies and attendant risks, and provides advice and guidance with respect to strategies to manage these risks while attaining long- and short-term goals. Financial risks, including investment policies as well as overall economic risks, are the purview of our Audit Committee. The Audit Committee's review is accompanied by reports from management and assessments related to our internal control over financial reporting from our internal and external auditors. In assessing risks, the board of directors and the Audit Committee are advised by management, counsel, and experts, as appropriate.

Attendance by Board Members at the Annual Meeting of Stockholders

        It is the policy of our board of directors to encourage board members to attend the Annual Meeting of Stockholders. Mr. Casamento, Dr. Goldberg, Dr. Jhoti, Dr. Kola, and Dr. Manuso attended our 2012 annual meeting.

Board Meetings and Committees

        During the year ended December 31, 2012, our board of directors held six meetings. In addition, certain matters were approved by our board of directors or a committee of the board of directors by unanimous written consent. Each director is expected to attend each meeting of the board of directors and those committees on which he serves. During 2012, all of the directors attended 75% or more of the meetings of the board of directors and committees, if any, upon which such directors served.

        Our board of directors currently has three standing committees: the Audit, Compensation, and Governance and Nominating Committees. Each committee has a written charter that has been approved by our board of directors, and all of the charters are available in the corporate governance section of our website at www.astx.com.

        Audit Committee.    The members of the Audit Committee are Charles J. Casamento, Thomas V. Girardi, and Walter J. Lack. Our board of directors has determined that each of the members of the Audit Committee is "independent," as defined under and required by the federal securities laws and the rules of the NASDAQ Stock Market, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Our board of directors has determined that Mr. Casamento qualifies as an "audit committee financial expert" as that term is defined in Item 407(d) of Regulation S-K of the Securities Act of 1933, as amended (the "Securities Act"), and has the "financial sophistication" required under the rules of the NASDAQ Stock Market. The Audit Committee reviews and monitors the corporate financial reporting, internal controls and the internal and external audits of our Company, including, among other things, the audit and control functions, the results and scope of the annual audit and other services provided by our independent auditors, and our compliance with legal matters that have a significant impact on our financial reports. The Audit Committee meets independently with our independent auditors and our senior management and reviews the general scope of our accounting, financial reporting, and annual audit, our annual and interim financial statements, the results of the annual audit and reviews of interim financial statements, auditor independence issues, and the adequacy of the Audit Committee charter. The Audit Committee held four meetings during 2012. For more information regarding the functions performed by the Audit Committee, please see "Report of the Audit Committee of the Board of Directors" on page 59.

        Compensation Committee.    The Compensation Committee is currently composed of three independent directors, as defined in the applicable listing standards of the NASDAQ Stock Market: Thomas V. Girardi, Timothy Haines, and Walter J. Lack. The Compensation Committee reviews our executive compensation policy, including equity compensation for senior executives of the company, and makes recommendations to the board of directors regarding such matters. The role of the Compensation Committee is described in greater detail under the section of this proxy statement entitled "Compensation Discussion and Analysis" beginning on page 32. The Compensation Committee held three meetings during 2012 and approved several matters by unanimous written consent.

        Governance and Nominating Committee.    The Governance and Nominating Committee is composed of Charles J. Casamento, Peter Fellner, Thomas V. Girardi, Allan R. Goldberg, Timothy Haines, Ismail Kola, and. Walter J. Lack. All Committee members are independent, as defined in the applicable listing standards of the NASDAQ Stock Market. The purpose of this Committee is to assist the board of directors in meeting appropriate governance standards. To carry out this purpose, the Committee's role is to: (1) develop and recommend to our board of directors the governance principles applicable to the Company; (2) oversee the evaluation of our board of directors and management; (3) recommend to our board of directors director nominees for each committee; (4) assist our board of directors by identifying prospective director nominees and determining the director nominees for the next annual meeting of stockholders; and (5) manage and oversee the recruitment of successor CEO candidates. The Governance and Nominating Committee held one meeting during 2012.

Director Compensation

        We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our board of directors.

        Cash Compensation.    Non-employee directors of our Company received cash compensation in accordance with the schedule noted below:

	Prior to March 7, 2012	After March 7, 2012
Annual Retainer—Board Member	$24,000	$24,000
Annual Retainer—Vice-Chairman	£50,000	£50,000
Board Meeting attendance (In person)	$3,500	$3,750
Board Meeting attendance (Telephonically, lasting in excess of 30 minutes)	1,750	2,000
Audit Committee Meeting—Chairman (In person)	2,250	2,500
Audit Committee Meeting—Chairman (Telephonically, lasting in excess of 30 minutes)	1,250	1,500
Committee Meeting attendance (In person)	1,750	2,000
Committee Meeting attendance (Telephonically, lasting in excess of 30 minutes)	1,000	1,250

        Directors are also reimbursed for all reasonable expenses incurred by them in attending board of directors and committee meetings.

        Stock Options.    Each new non-employee director who joins the board of directors receives an option to purchase 50,000 shares of our common stock. The options vest as to 20% of the shares upon grant and as to 20% of the shares each year thereafter, provided that the non-employee director continues to serve as a director on such date. Each option has a term of ten years from the date of grant. The exercise price per share is 100% of the fair market value of our common stock on the date of grant.

        Prior to March 7, 2012, on the date of each annual meeting of stockholders, non-employee directors received an option to purchase 15,000 shares of our common stock, and each then-serving member of the Audit Committee and the Compensation Committee also received, for service on each such Committee, an option to purchase 10,000 shares of common stock. Effective March 7, 2012, the annual option grants to non-employee directors was increased from 15,000 to 20,000 shares, and the annual option grants to the members of the Audit and Compensation Committees was increased from 10,000 to 12,500 shares. All annual options granted to members of the board of directors and committee members vest as to 25% of the shares on the date of grant and as to 25% of the shares on each three-month anniversary of the date of grant. Each option has a term of ten years from the date of grant. The exercise price per share for all such options granted is 100% of the fair market value of our common stock on the date of grant.

        The vesting of all options held by members of our board of directors will accelerate in full in the event that, within twelve months following a change of control of our Company, the optionee's status as a director is involuntarily terminated, and, in such event, the optionee will have the right to exercise such options within twelve months following the termination, or such lesser period as is the option term.

 Director Summary Compensation Table for Fiscal Year Ended December 31, 2012

        The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Charles J. Casamento	44,500	38,857	—	83,357
Peter Fellner	94,745	23,912	—	118,657
Thomas V. Girardi	47,250	53,802	—	101,052
Allan R. Goldberg	40,750	23,912	—	64,662
Timothy Haines	42,750	38,857	—	81,607
Ismail Kola	39,000	23,912	—	62,912
Walter J. Lack	43,500	53,802	—	97,302

(1)
Reflects the aggregate grant date fair value using the Black-Scholes option pricing model for option awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 18, 2013. These amounts do not correspond to the actual value that could be realized by each director.

        The following table sets forth option grants to non-employee directors/committee members during 2012:

Name	Grant as Member of Board/Committee	Date of Grant(1)	Number of Shares Underlying Options Granted	Exercise Price Per Share $(2)	Expiration Date	Grant Date Fair Value $(3)
Charles J. Casamento	Board	06/22/12	20,000	2.10	06/22/22	23,912
	Audit Committee	06/22/12	12,500	2.10	06/22/22	14,945
Peter Fellner	Board	06/22/12	20,000	2.10	06/22/22	23,912
Thomas V. Girardi	Board	06/22/12	20,000	2.10	06/22/22	23,912
	Audit Committee	06/22/12	12,500	2.10	06/22/22	14,945
	Compensation Committee	06/22/12	12,500	2.10	06/22/22	14,945
Allan R. Goldberg	Board	06/22/12	20,000	2.10	06/22/22	23,912
Timothy Haines	Board	06/22/12	20,000	2.10	06/22/22	23,912
	Compensation Committee	06/22/12	12,500	2.10	06/22/22	14,945
Ismail Kola	Board	06/22/12	20,000	2.10	06/22/22	23,912
Walter J. Lack	Board	06/22/12	20,000	2.10	06/22/22	23,912
	Audit Committee	06/22/12	12,500	2.10	06/22/22	14,945
	Compensation Committee	06/22/12	12,500	2.10	06/22/22	14,945

(1)
Option shares vest as to 25% of the shares on the date of the grant and as to 25% of the shares on each three-month anniversary thereafter.

(2)
The exercise price per share represents the fair market value on the date of grant as determined by the closing price of our common stock on the NASDAQ Stock Market.

(3)
Reflects the grant date fair value using the Black-Scholes option pricing model of each equity award computed in accordance with ASC 718. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 18, 2013. These amounts do not correspond to the actual value that could be realized by each director.

        As of December 31, 2012, each non-employee director held the following outstanding options to purchase shares of our common stock:

Name	Aggregate Number of Shares
Charles J. Casamento	263,333
Peter Fellner	70,000
Thomas V. Girardi	405,000
Allan R. Goldberg	221,472
Timothy Haines	82,500	(1)
Ismail Kola	96,192
Walter J. Lack	140,000

(1)
Mr. Haines is a member of Abingworth LLP ("ALLP"). ALLP provides services to Abingworth Management Limited (the "Manager"), which serves as adviser to certain funds (the "Funds"). Under an agreement between Mr. Haines and ALLP, Mr. Haines is deemed to hold 72,124 of the 82,500 option shares (such portion, the "Abingworth Options") previously awarded to him, and any shares of common stock issuable upon exercise of the Abingworth Options, for the benefit of the Manager on behalf of the Funds, and must exercise the Abingworth Options solely upon the direction of the Manager. The Funds may be deemed the indirect beneficial owners of the Abingworth Options, and Mr. Haines may be deemed the indirect beneficial owner of the Abingworth Options through his indirect interest in the Funds.

PROPOSAL ONE

APPROVAL OF ELECTION OF DIRECTORS

General

        The board of directors is currently composed of nine members. The directors are elected to serve one-year terms and until their respective successors are elected and qualified. The board of directors has nominated the persons set forth below for election as directors. All of the nominees are current directors of the company. There are no family relationships among any of our directors or executive officers, including any of the nominees mentioned below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for such nominees. In the event that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxy holders will vote for a nominee designated by the present board of directors to fill the vacancy. We are not aware of any reason that any nominee will be unable or will decline to serve as a director. The nine nominees receiving the highest number of affirmative votes of the shares entitled to be voted will be elected as directors of the Company. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but have no other legal effect under Delaware law.

Board Recommendation

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR NAMED BELOW.

 Information Regarding Nominees

        The name, age and principal occupation of each nominee, as of April 29, 2013, are set forth in the table below. Except as described below, each of the nominees has been engaged in his principal occupation during the past five years.

Name	Age	Principal Occupation
James S.J. Manuso	64	Chief Executive Officer and Chairman of the Board
Harren Jhoti	50	President and Director of the Company
Charles J. Casamento(1)(3)	67	Executive Director and Principal, The Sage Group
Peter Fellner(3)(4)	69	Executive Chairman, Vernalis, Director of UCB SA, Evotec AG, QinetiQ Holdings plc, and Bespak.
Thomas V. Girardi(1)(2)(3)	73	Senior Partner, Girardi & Keese
Allan R. Goldberg(3)	71	Advisory Partner, The Channel Group, LLC
Timothy Haines(2)(3)	55	Partner, Abingworth Management Limited
Ismail Kola(3)	56	Executive Vice President and President, New Medicines at UCB S.A.
Walter J. Lack(1)(2)(3)	65	Managing Partner, Engstrom, Lipscomb & Lack

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Governance and Nominating Committee

(4)
Vice Chairman of the Board

        James S.J. Manuso, Ph.D., MBA, currently serves as chairman and chief executive officer. He served as president, chairman, and chief executive officer from January 2004 to July 2011, as chief executive officer-elect from September 2003 to December 2003 and as a director since February 2001. He is co-founder and immediate past president and chief executive officer of Galenica Pharmaceuticals, Inc.

Dr. Manuso co-founded and was general partner of PrimeTech Partners, a biotechnology venture management partnership, from 1998 to 2002, and co-founder and managing general partner of The Channel Group LLC, an international life sciences corporate advisory firm. He was also president of Manuso, Alexander & Associates, Inc., management consultants and financial advisors to pharmaceutical and biotechnology companies. Dr. Manuso was a vice president and director of Health Care Planning and Development for The Equitable Companies (now Group Axa), where he also served as an acting medical director. He currently serves on the boards of Novelos Therapeutics, Inc. (NVLT:OB) and privately held KineMed, Inc. Previously, he served on the boards of Merrion Pharmaceuticals Ltd. (MERR:IEX; Dublin, Ireland), Inflazyme Pharmaceuticals, Inc., Symbiontics, Inc. (subsequently sold to BioMarin as ZyStor Therapeutics, Inc.), Quark Pharmaceuticals, Inc., Galenica Pharmaceuticals, Inc., and Supratek Pharma, Inc. Dr. Manuso earned a BA with Honors in Economics and Chemistry from New York University, a Ph.D. in Experimental Psychophysiology from the Graduate Faculty of The New School University, a Certificate in Health Systems Management from Harvard Business School and an Executive MBA from Columbia Business School. Dr. Manuso is the author of over 30 chapters, articles and books on topics including health care cost containment and biotechnology company management. He has taught and lectured at Columbia, New York University, Georgetown, Polytechnic University, Waseda University (Japan) and elsewhere. He has delivered invited addresses at meetings of the American Management Association, the American Medical Association, the Securities Industry Association, the Biotechnology Industry Organization and many other professional associations. Dr. Manuso serves on the Board of Directors of the Biotechnology Industry Organization (BIO) and its Health Section Governing Board. He previously served as vice president and a member of the Board of Trustees of the Greater San Francisco Bay Area Leukemia & Lymphoma Society.

        The Governance and Nominating Committee reviewed Dr. Manuso's qualifications and selected Dr. Manuso, a Ph.D. level scientist with an Executive MBA, as a nominee because he is the Company's CEO and has over 35 years of extensive operational, financial, and board level experience within private and public biotechnology and pharmaceutical companies in the U.S. and internationally. He has been associated with Astex Pharmaceuticals, as a consultant from 1992 until 2001, and as a board member, from 2001 through 2004, immediately prior to his current appointment at the Company. In addition to serving as CEO at several biotechnology and pharmaceutical companies, he has served on the boards of over eight private and public companies. Dr. Manuso has gained valuable experience in business, financial and commercial development, mergers and acquisitions, governance, compensation and audit issues as a result of his past and current experience on various boards. Dr. Manuso has expansive knowledge of the biotechnology and pharmaceutical industry, and over the course of his career has developed relationships with chief executives and other senior managers within the industry and the financial and business community. He has also been instrumental in raising funds for several private and public biotechnology and pharmaceutical companies. Accordingly, the Governance and Nominating Committee has determined that Dr. Manuso is well qualified to serve as a member of our board of directors and lead the board of directors as chairman.

        Harren Jhoti, Ph.D., has served as president and member of the Board of Directors since July 2011. He co-founded Astex Therapeutics Limited in 1999 and was chief scientific officer until November 2007 when he was appointed chief executive. Dr. Jhoti was awarded the Prous Institute-Overton and Meyer Award for New Technologies in Drug Discovery by the European Federation for Medicinal Chemistry in 2012 and was also named by the Royal Society of Chemistry as "Chemistry World Entrepreneur of the Year" for 2007. He has published widely including in leading journals such as Nature and Science and has also been featured in TIME magazine after being named by the World Economic Forum a Technology Pioneer in 2005. Dr. Jhoti previously served as a non-executive director of Iconix Inc. and currently serves on the board of the BIA, the UK BioIndustry Association. Before founding Astex Therapeutics in 1999, he was head of Structural Biology and Bioinformatics at GlaxoWellcome in the United Kingdom (1991-1999). Prior to Glaxo, Dr. Jhoti was a post-doctoral scientist at Oxford

University. He received a B.Sc. (Hons) in Biochemistry in 1985 and a Ph.D. in Protein Crystallography from the University of London in 1989.

        The Governance and Nominating Committee reviewed Dr. Jhoti's qualifications and selected him as a nominee because he is the Company's president and has over 20 years of broad scientific, operational, management, and financial experience within private and public biotechnology and pharmaceutical companies, many with international operations. Dr. Jhoti has developed a broad network of business relationships with pharmaceutical and biotech executives that have contributed to establishing drug discovery partnerships. Dr. Jhoti has extensive knowledge about the Company's core drug discovery technology and drug discovery within the industry, has served as a member on several Scientific Advisory Boards, and is considered a pioneering technology leader recognized by many peers. In addition, Dr. Jhoti has experience with the investment community raising funds from private investors to finance operations and programs. Accordingly, the Governance and Nominating Committee has determined that Dr. Jhoti is well qualified to serve as a member of our board of directors.

        Charles J. Casamento has served as a director since September 2002. Mr. Casamento is currently executive director and principal of The Sage Group, a healthcare advisory group specializing in transactions, acquisitions, and partnerships between biotechnology companies and pharmaceutical companies. Mr. Casamento was the president and CEO of Osteologix, Inc., a public biopharmaceutical company developing products for treating osteoporosis, from 2004 through 2007. Originally a private VC funded company, Mr. Casamento commenced US operations and took the company public in 2006 through a merger with a public shell company. Osteologix was Mr. Casamento's fifth startup company. From 1999 through 2004, he served as chairman of the board, president and CEO of Questcor Pharmaceuticals, Inc. He acquired several products for Questcor including Acthar which had revenues in 2012 of over $500 Million. Mr. Casamento formerly served as RiboGene, Inc.'s president, CEO and chairman of the board from 1993 through 1999 until it merged with Cypros to form Questcor. In 1989 he co-founded and later took public, Interneuron Pharmaceuticals (Indevus) which eventually reached a $1.6 billion market valuation after a weight loss product that was developed during his tenure was approved by FDA. He was senior vice president and general manager for Pharmaceuticals and Biochemicals at Genzyme from 1985 through 1989 while it was an early stage venture backed company and was there at the time Genzyme was taken public. Mr. Casamento has also held senior management positions at American Hospital Supply Corp., where he was vice president of business development and strategic planning for the Critical Care Division; Johnson & Johnson, Hoffmann-LaRoche, Inc. and Novartis Inc. Mr. Casamento also serves on the boards of directors of International Stem Cell Corporation, and VIVUS, Inc. During his career he has served, at various times, on a total of nine boards of public biotechnology/pharmaceutical companies. He is a member of the Fordham University Science Council. He was previously Vice Chairman of The Catholic Medical Mission Board, a large international not for profit organization providing health care services to third world countries. He holds a bachelor's degree in Pharmacy from Fordham University and an M.B.A from Iona College and was originally licensed to practice pharmacy in the states of New York and New Jersey.

        The Governance and Nominating Committee selected Mr. Casamento to serve as a director because it believes that he has very specific experience starting up biotechnology companies including being chairman and CEO of several public biotechnology companies. He has extensive business development experience, currently working for a health care business development advisory firm. During his career he has concluded over seventy acquisition, divestiture, product licensing and product partnering transactions and has completed numerous private and public company financings. Additionally, he is a financial expert and sits on the audit committee of one other public biotechnology company and has an extensive working knowledge of corporate governance and audit practices. During his career he has sat on the boards of directors of nine public biotechnology and pharmaceutical companies. Accordingly, the Governance and Nominating Committee has determined that Mr. Casamento is well qualified to serve as a member of our board of directors.

        Peter Fellner, Ph.D., has served as vice chairman since July 2011. Previously he served as chairman of Astex Therapeutics Limited from 2002 through July 2011. He also serves as chairman of Consort Medical plc, Optos plc, Biotie Therapies Corp and Vernalis plc. In addition, he is a director of the global biopharmaceutical company UCB SA, and a member of the Novo A/S Advisory Group. He has served as chairman of several other life science companies, including Acambis plc and Premier Research Group plc, until they each were sold during 2008. He was previously chairman of Celltech Group plc, one of Europe's largest biotechnology companies until its acquisition in 2004, having served as its CEO from 1990 to 2003. Before joining Celltech, Dr. Fellner served as CEO of Roche UK, from 1986 to 1990. From 1984 to 1986 he was director of the Roche UK Research Centre.

        The Governance and Nominating Committee selected Dr. Fellner to serve as a director because of his extensive experience as a board member overseeing a number of biopharmaceutical and life science companies, and incumbent experience in overseeing and operating multinational science based companies as both a board chair and a CEO. In addition, Dr. Fellner has specific knowledge about the nature of the Company's drug development business history and extensive relationships with other companies within the industry around the world. Accordingly, the Governance and Nominating Committee has determined that Dr. Fellner is well qualified to serve as vice chairman of our board of directors.

        Thomas V. Girardi has served as a director since May 2000. Mr. Girardi is senior partner of Girardi & Keese, a law firm specializing in major business litigation, where he has worked since 1964. Mr. Girardi has served as national president and Los Angeles chapter president of the American Board of Trial Advocates, has also served as president of the International Academy of Trial Lawyers, an organization limited to 500 trial lawyers in America, from 2005 to 2006, and is a member of the Inner Circle of Advocates, American Board of Professional Liability Lawyers, International Society of Barristers, and American Trial Lawyers Association. Mr. Girardi is also a member of the board of directors of Boyd Gaming, Inc. He received his B.S. from Loyola Marymount University, his J.D. from Loyola Law School, and an L.L.M. from New York University.

        The Governance and Nominating Committee selected Mr. Girardi to serve as a director because he has experience serving on boards of several small to large companies. He has extensive business and legal experience involving business and commercial litigation, intellectual property, class action, pharmaceutical and other relevant legal issues encountered by businesses. The Company has benefited from the valuable insight Mr. Girardi has developed in governance, compensation and audit issues. He is familiar with a full range of corporate, operational and board functions, and in light of these qualifications, the Governance and Nominating Committee has determined that Mr. Girardi is well qualified to serve as a member of our board of directors.

        Allan R. Goldberg, Ph.D., has served as a director since March 2005. Dr. Goldberg is currently chief executive officer and president of Avacyn Pharmaceuticals, Inc. He is a co-founder and also serves as advisory partner at The Channel Group LLC (TCG), a global life sciences venture management and strategic advisory organization with expertise in business, financial, scientific and commercial development. In that capacity, he also served as interim president of Phage Pharmaceuticals, Inc. from April 2010 to April 2011. Prior to his affiliation with TCG, Dr. Goldberg co-founded PrimeTech Partners, a venture management partnership whose purpose was to create, finance and develop biomedical companies. From 1989 to 1997, Dr. Goldberg held various senior management positions, including chief scientific officer, chairman and chief executive officer at Innovir Laboratories, Inc., a NASDAQ-listed biotechnology company he co-founded. He was a director and co-founder of ZyStor Therapeutics, Inc., a Milwaukee-based biotechnology company that was purchased in August 2010 by BioMarin Pharmaceutical Inc. In addition, he also was on the board of directors of LCT BioPharma Inc., the U.S. subsidiary of Living Cell Technologies Limited (ASX:LCT). He was a co-founder and a board member of Lesanne Life Sciences, LLC. Prior to founding Innovir, Dr. Goldberg was a professor of virology and a member of the faculty of The Rockefeller University from 1971 to 1989. Dr. Goldberg has served as a consultant to several large pharmaceutical companies as well as numerous private and public academic institutions. He earned a B.A. from Cornell University and a Ph.D. in Biochemistry/Biology from Princeton University, and was a postdoctoral fellow at Albert Einstein College of Medicine.

        The Governance and Nominating Committee selected Dr. Goldberg to serve as a director because it believes that he has extensive experience in science, including cancer and infectious diseases, the translation of discovery and development activities ultimately into commercial products, and management of small biotechnology companies. His broad experience in these areas has been especially relevant when assessing new strategic initiatives identifying new compounds for drug development consideration, or when assessing other strategic alternatives, as in the evaluation of acquiring new technologies such as our CLIMB technology. As former chairman of the Company's Scientific Advisory Board, he also provided oversight for the board of directors of the Company's drug development efforts. Dr. Goldberg has also been chairman and CEO of a public company and has served on boards of several private and public companies. His business and scientific background was also of considerable benefit as a member of the Company's former Pharmaceutical Sub-Committee. The Governance and Nominating and Committee has reviewed these qualifications and background and has determined that based on Dr. Goldberg's extensive executive and business experience, he is well qualified to serve as a member of our board of directors.

        Timothy Haines has served as director since July 2011. He has been a partner at Abingworth LLP, a life science and healthcare private investment firm, since 2005. Prior to this, Mr. Haines was chief executive of Astex Therapeutics Limited. Mr. Haines was with Astex Therapeutics Limited for more than five years. Previously, he was chief executive of two divisions of the publicly listed medical technology company, Datascope Corp. Prior to Datascope, he held a number of other senior management positions in the United States and Europe. Current and past board positions include Astex Therapeutics Limited, Fovea, Pixium Vision, KSpine, Lombard Medical Technologies, PowderMed, Stanmore Implants and XCounter. Mr. Haines has a B.Sc. from Exeter University and an M.B.A. from INSEAD. He is a former director of the Biotechnology Industry Association and currently sits on the Venture Committee of the British Venture Capital Association.

        The Governance and Nominating Committee selected Mr. Haines to serve as a director because it believes that he has very specific experience in starting up and running biotechnology and healthcare companies including being CEO of Astex Therapeutics Limited. Mr. Haines has invested in and sat on the boards of a number of Biotechnology and Healthcare companies, public and private, as both a chairman and a director and is familiar with the governance, compensation and audit requirements of such a role. Mr. Haines brings significant international Healthcare management expertise having served as CEO of companies in France, UK and the US and has been involved in numerous activities to significantly build shareholder value, including: merger and acquisitions, trade sale, and product licensing. Mr. Haines has significant knowledge of the biotechnology and pharmaceutical industry, and has developed relationships with chief executives and other senior managers within the industry and the financial community. Accordingly, the Governance and Nominating Committee has determined that Mr. Haines is well qualified to serve as a member of our board of directors.

        Ismail Kola, Ph.D., has served as director since July 2011. He is executive vice president and president, New Medicines at UCB S.A. Dr. Kola joined UCB from Schering-Plough Corporation where he was senior vice president, Discovery Research and Early Clinical Research & Experimental Medicine at Schering-Plough Research Institute and chief scientific officer, Schering-Plough Corporation. Prior to Schering-Plough, Dr. Kola held senior positions at Merck, as senior vice president and site head, Basic Research, and at Pharmacia Corporation where he was vice president, research and global head, Genomics Science and Biotechnology with Pharmacia Corporation, and served as a consultant to SmithKline Beecham Pharmaceuticals, and as a member of their Genomics Advisory Board. Dr. Kola holds adjunct professorships of medicine at Washington University and at

Monash University Medical School; a foreign adjunct professorship at The Karolinska Institute; and is a William Pitt Fellow at Pembroke College, Cambridge University, U.K. Dr. Kola has a Ph.D. in Medicine from the University of Cape Town, South Africa.

        The Governance and Nominating Committee selected Dr. Kola to serve as a director because of his significant experience in the area of scientific research, as well as his operational experience within the biotechnology and genomics sectors. Dr. Kola also has extensive experience in drug discovery and development and has been successful in bringing several drugs to market. Dr. Kola's educational background as a Ph.D. and ongoing academic positions provide perspective on current developments in scientific research and clinical programs. Accordingly, the Governance and Nominating Committee has determined that Dr. Kola is well qualified to serve as a member of our board of directors.

        Walter J. Lack has served as a director since February 2000. Mr. Lack is managing partner of Engstrom, Lipscomb & Lack, a Los Angeles, California law firm that he founded in 1974. Mr. Lack has acted as a special arbitrator for the Superior Court of the State of California since 1976 and for the American Arbitration Association since 1979. He is a member of the International Academy of Trial Lawyers and an Advocate of the American Board of Trial Advocates. He received his B.A. from Loyola Marymount University where he is a long standing member of the Board of Regents. He received his J.D. from Loyola Law School in Los Angeles.

        The Governance and Nominating Committee has reviewed Mr. Lack's extensive experience serving on the boards of several public companies in which he acted as chairman of the board, lead outside director, and chairman of the compensation and corporate governance committees, and has determined that he is well qualified to serve as a member of our board of directors. In addition, Mr. Lack has extensive experience involving complex business, pharmaceutical and securities law issues encountered by business organizations across various industries. Through his past service on the boards of other companies he has gained valuable experience in governance, compensation and audit issues. His ability to communicate and encourage discussion, together with his legal and board experience in multiple industries, makes him an effective lead independent director for our board of directors.

PROPOSAL TWO

AMENDMENT TO 2008 EMPLOYEE STOCK PURCHASE PLAN

General

        The 2008 Employee Stock Purchase Plan (the "ESPP") provides our employees with the opportunity to purchase our common stock through accumulated payroll deductions. The ESPP was originally adopted by the board of directors in March 2008 and approved by our stockholders in May 2008. Unless terminated sooner, the ESPP will terminate automatically in March 2018. In March 2013, the board of directors voted to increase the number of shares authorized for issuance under the ESPP by 250,000 shares, bringing the total shares currently reserved for issuance under the ESPP to 750,000 shares. This proposal seeks stockholder approval of the increase in shares authorized under the ESPP. As of April 22, 2013, after giving effect to the proposed 250,000 share increase, there were 416,163 shares available for future issuance under the ESPP.

        We believe that the ESPP plays a key role in our ability to recruit, reward and retain executives and key employees. Companies like ours have historically used stock purchase plans as an important part of recruitment and retention packages. We compete directly with other companies for experienced executives and sales personnel and believe that we must be able to offer comparable packages to attract the caliber of individuals necessary to our business. Our employment growth is partly responsible for the need to increase the number of shares issuable under the ESPP. The total number of employees has increased from 97 full-time employees as of December 31, 2010 to 136 full-time employees as of December 31, 2012.

Board Recommendation

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 2008 EMPLOYEE STOCK PURCHASE PLAN.

        A copy of the revised 2008 ESPP is attached to this proxy statement as Appendix A. The essential provisions of the 2008 ESPP are outlined below.

Summary of the Employee Stock Purchase Plan

  Purpose of the 2008 Employee Stock Purchase Plan

        The purpose of the ESPP is to provide employees with an opportunity to purchase our common stock through accumulated payroll deductions.

  Administration

        The ESPP is administered by the board of directors or a committee appointed by the board. All questions of interpretation or application of the ESPP are determined by the board of directors or its appointed committee, and its decisions are final and binding upon all participants.

  Eligibility

        Any person who is employed by us for at least 20 hours per week and more than five months in any calendar year is eligible to participate in the ESPP. However, no employee will be granted an option under the ESPP (1) to the extent that, immediately after the grant, such employee would own capital stock of our Company and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of our Company or of any of our subsidiaries, or (2) to the extent that his or her rights to purchase stock under all employee stock purchase plans of our company and our subsidiaries accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

  Offering Periods

        The ESPP is implemented by offering periods lasting approximately six months in duration with a new offering period commencing every six months on the first trading day on or after May 15th and November 15th of each year. To participate in the ESPP, each eligible employee must authorize payroll deductions pursuant to the ESPP. Such payroll deductions may not exceed 20% of a participant's compensation. Once an employee becomes a participant in the ESPP, common stock will automatically be purchased under the ESPP at the end of each offering period, unless the participant withdraws or terminates employment earlier, and the employee will automatically participate in each successive offering period until such time as the employee withdraws from the ESPP or the employee's employment with our Company terminates.

  Purchase Price

        The purchase price per share at which shares will be sold in an offering under the ESPP is the lower of (1) 85% of the fair market value of a share of our common stock on the first day of an offering period or (2) 85% of the fair market value of a share of our common stock on the last day of that offering period. The fair market value of our common stock on a given date is generally the closing sales price as reported on the NASDAQ Stock Market for such date.

  Payment of Purchase Price; Payroll Deductions

        The purchase price of the shares is accumulated by payroll deductions throughout the offering period. The number of shares of common stock a participant may purchase in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that offering period by the purchase price; however, a participant may not purchase more than 1,500 shares during each offering period. During the offering period, a participant may discontinue his or her participation in the ESPP, or may increase or decrease the rate of payroll deductions in an offering period within limits set by the administrator of the ESPP. All payroll deductions made for a participant are credited to the participant's account under the ESPP. Funds received by us pursuant to payroll deductions under the ESPP may be used for general corporate purposes. A participant may not make any additional payments into his or her account.

  Withdrawal

        A participant may terminate his or her participation in the ESPP at any time by giving us a written notice of withdrawal. In such event, the payroll deductions credited to the participant's account will be returned, without interest, to such participant. Payroll deductions will not resume unless a new subscription agreement is delivered in connection with a subsequent offering period.

  Termination of Employment

        Termination of a participant's employment for any reason cancels his or her participation in the ESPP immediately. In such event the payroll deductions credited to the participant's account will be returned without interest to such participant, or in the case of death, to his or her designated beneficiaries or the executors or administrators of his or her estate.

  Adjustment Upon Changes In Capitalization

        In the event a change, such as a stock split or stock dividend, is made in our capitalization which results in an increase or decrease in the number of shares of common stock without receipt of consideration, appropriate adjustment will be made in the number of shares reserved for issuance under the ESPP and in the number of shares subject to outstanding options under the ESPP, as well as in the price per share of common stock covered by such options.

  Effect of Dissolution or Liquidation of our Company

        In the event of our liquidation or dissolution, the offering period then in progress will terminate immediately prior to the consummation of such event unless otherwise provided by the board of directors.

  Effect of Acquisition of our Company

        In the event of a sale of all or substantially all of our assets, or our Transaction with or into another corporation, outstanding options under the ESPP may be assumed or equivalent options may be substituted by the successor corporation. If the successor corporation refuses to assume or substitute for the outstanding options, the offering period then in progress will be shortened and a new exercise date will be set.

  Amendment and Termination

        The board of directors may at any time and for any reason amend or terminate the ESPP, except generally no such termination will affect options previously granted and no amendment will make any change in a previously granted option which adversely affects the rights of any participant. Stockholder approval for amendments to the ESPP will be obtained in such a manner and to such a degree as required to comply with all applicable laws or regulations. In any event, the ESPP will terminate in March 2018, unless terminated earlier by the board of directors.

  Certain Federal Income Tax Information

        The following brief summary of the effect of federal income taxation upon the participant and our company with respect to the shares purchased under the ESPP does not purport to be complete, and does not discuss the tax consequences of the participant's death or the income tax laws of any municipality, state or foreign country in which the participant may reside.

        The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. We are not generally entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

  Number of Shares Purchased by Certain Individuals and Groups

        Because the number of shares that may be purchased under the ESPP is determined, in part, on our common stock's market value at the beginning or end of an offering period and given that participation in the ESPP is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        With authority granted by the board of directors, the Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm of the Company to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2013, and recommends that the stockholders vote for ratification of such appointment.

        Ernst & Young has audited our financial statements since 1994. A representative of Ernst & Young is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

Principal Auditor Fees and Services

        The following table sets forth fees for services Ernst & Young provided during fiscal years 2012 and 2011:

	2012	2011
Audit fees(1)	$1,029,200	$1,300,800
Tax fees(2)	189,100	55,000

Total	$1,218,300	$1,355,800

(1)
Represents fees for professional services provided in connection with the audit of our annual financial statements and internal controls, review of our quarterly financial statements, advice on accounting matters that arose during the audit, and audit services provided in connection with other statutory or regulatory filings.

(2)
Includes $38,000 for update of Section 382 tax limitation analysis and $63,000 for UK tax consulting services for 2012.

        The Audit Committee has considered whether any non-audit services provided by Ernst & Young are compatible with maintaining the independence of Ernst & Young and has concluded that the independence of Ernst & Young is maintained and is not compromised by the services provided.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

        In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by Ernst & Young. During fiscal years 2012 and 2011, 100% of the services were pre-approved by the Audit Committee in accordance with this policy.

        Stockholder ratification of the selection of Ernst & Young as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirement. However, the board of directors is submitting the selection of Ernst & Young to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

Board Recommendation

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

 PROPOSAL FOUR

NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, also known as the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules.

        As discussed below under "Compensation Discussion and Analysis," the Company designs its compensation programs to maintain a performance and achievement oriented environment throughout the Company. The goals of the Company's executive compensation program are to:

  •
  Create stockholder value by aligning executive compensation with business objectives and performance;

  •
  Attract, retain, and motivate highly-qualified executives by offering market-competitive total compensation packages; and

  •
  Balance the focus on short- vs. long-term performance objectives through an appropriate mix of short-term cash incentive awards and equity incentive awards that vest over a number of years.

        Consistent with these goals and as discussed below under "Compensation Discussion and Analysis," the Compensation Committee has designed guiding principles focused on pay for performance and competitiveness of the Company's compensation programs with the Company's peer group. The Compensation Committee selects performance measures that it believes are the best measures of the Company's success and aligned with drivers of long-term stockholder value. We also grant our executive officers stock options in order to align their incentives with the long-term interests of our stockholders, reward them for potential long-term contributions, and provide a total compensation opportunity commensurate with our performance and competitive norms.

        Our Compensation Committee stays informed of developing executive compensation best practices and strives to implement them. In this regard, our stockholders should note:

  •
  If a change of control occurs, all of our named executive officers, including our CEO, have double-trigger, not single-trigger, equity vesting acceleration protection and other severance benefits;

  •
  None of our named executive officers or other employees have any golden parachute excise tax gross-up benefits;

  •
  We do not provide club memberships, tickets to sporting events or other entertainment, private travel on executive aircraft, or similar excessive perquisites to any of our named executive officers;

  •
  Consistent with the direction of approximately 59% of stockholder votes cast in 2011 and consistent with management's recommendation to our stockholders, adopting an annual Say on Pay advisory vote, commencing in 2011 and continuing in this 2013 proxy statement;

  •
  We do not reprice underwater stock options or stock appreciation rights, or exchange them for other awards, without first obtaining stockholder approval; and

  •
  We annually evaluate the risks inherent in our compensation programs to ensure that they do not give rise to inappropriate levels of risk.

        We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. As required pursuant to Section 14A of the Exchange Act, this proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. This non-binding, advisory vote on executive compensation is being presented to our stockholders this year in response to the stockholder vote at our 2011 annual meeting of stockholders where the holders of a majority of our shares voted in favor of an annual say-on-pay vote. Subsequently, the board of directors considered this determination and agreed that it will hold a non-binding advisory vote on executive compensation on an annual basis. As such, following the advisory vote to approve executive compensation that will take place at the 2013 annual meeting, the next advisory vote on executive compensation will occur at the Company's 2014 annual meeting.

        The say-on-pay vote is advisory, and therefore not binding on the Company, our board of directors, or our Compensation Committee. Our board of directors and our Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

        We believe that the information we have provided above and within the "Executive Compensation" section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management's interests are aligned with our stockholders' interests to support long-term value creation. Accordingly, we ask our stockholders to vote "FOR" the following resolution at the annual meeting:

        "RESOLVED, that the Company's stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Company's proxy statement for the 2012 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure."

Board Recommendation

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADVISORY VOTE APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        To our knowledge, the following table sets forth the beneficial ownership of common stock of the Company as of April 22, 2013 for the following: (1) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's common stock; (2) each of the Company's directors and director nominees; (3) each of the executive officers named in the 2012 Summary Compensation Table; and (4) all directors and executive officers of the Company as a group.

Name	Shares Beneficially Owned(1)	Percentage Beneficially Owned (%)
BlackRock, Inc.(2)	6,667,075	7.1
Apax Partners and affiliates(3)	4,861,320	5.1
Charles J. Casamento(4)	190,833	*
Peter Fellner(5)	40,000	*
Thomas V. Girardi(6)	563,500	*
Allan R. Goldberg(7)	221,472	*
Timothy Haines(8)	52,500	*
Harren Jhoti(9)	504,688	*
Ismail Kola(10)	60,190	*
Walter J. Lack(11)	555,000	*
James S.J. Manuso(12)	5,433,970	5.4
Mohammad Azab(13)	561,001	*
Martin Buckland(14)	376,869	*
Michael Molkentin(15)	658,370	*
All directors and executive officers as a group (12 persons)(16)	9,218,393	9.0

*
Less than 1%.

(1)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire at June 21, 2013 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. On April 22, 2013, there were 94,417,229 shares of our common stock outstanding.

(2)
The number of shares beneficially owned is as reported in a Schedule 13G filed with the SEC on January 30, 2013 by BlackRock, Inc., the address of which is 40 East 52nd Street, New York, NY 10022.

(3)
The number of shares beneficially owned is as reported in a Schedule 13G filed with the SEC on April 17, 2012 by Apax Partners Europe Managers Ltd, the address of which is 33 Jermyn Street, London, SW1Y 6DN. The following entities share voting and dispositive power with respect to the following shares: Apax WW Nominees Ltd. holds legal title to 4,409,151 shares as nominee for each of Apax Europe V-A, L.P., Apax Europe V-B, L.P., Apax Europe V-C GmbH & Co. KG, Apax Europe V-D, L.P., Apax Europe V-E, L.P., Apax Europe V-F, C.V., Apax Europe V-G, C.V., Apax Europe V-1, L.P., Apax Europe V-2, L.P ("Apax Funds"). In addition, AP V GmbH & Co. KG holds 452,169 shares. Apax Europe V GP, L.P. is the general partner of each of Apax Europe V-A, L.P., Apax Europe V-B, L.P., Apax Europe V-D, L.P., Apax Europe V-E, L.P., Apax Europe V-F, C.V.,

  Apax Europe V-G, C.V., Apax Europe V-1, L.P., Apax Europe V-2, L.P. and the managing limited partner of Apax Europe V-C GmbH & Co. KG and AP V GmbH & Co. KG. Apax Verwaltungsgesellschaft Beta GmbH is the general partner of Apax Europe V-C GmbH & Co. KG. and AP V GmbH & KG. Apax Europe V GP Co. Limited is the general partner of Apax Europe V GP, L.P. Apax Europe V GP Co. Limited is wholly owned by Apax Guernsey (Holdco) PCC Limited AEV Cell. Apax Europe V GP Co. Limited appointed Apax Partners Europe Managers Ltd to be the discretionary investment manager to the Apax Funds.

(4)
Represents 190,833 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 21, 2013.

(5)
Represents 40,000 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 21, 2013.

(6)
Includes 290,000 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 21, 2013.

(7)
Represents 221,472 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 21, 2013.

(8)
Represents 52,500 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 21, 2013.

(9)
Includes 444,904 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 21, 2013.

(10)
Represents 60,190 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 21, 2013.

(11)
Includes 97,500 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 21, 2013.

(12)
Includes 60 shares held individually by Susan Manuso, James Manuso's wife; 10 shares held by Susan Manuso as custodian for their daughter under Uniform Grant to Minors Act; and 5,427,500 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable by James Manuso at June 21, 2013.

(13)
Includes 555,001 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 21, 2013.

(14)
Includes 373,869 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 21, 2013.

(15)
Includes 631,875 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 21, 2013.

(16)
See footnotes (4) through (15). Includes 8,393,144 shares issuable upon the exercise of stock options to purchase shares of common stock held by directors and executive officers which are exercisable at June 21, 2013.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of December 31, 2012:

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(1)	(B) Weighted-average Exercise Price of Outstanding Options, Warrants, and Rights	(C) Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))(2)
Equity compensation plans approved by security holders	16,172,842	$3.58	3,622,657
Equity compensation plans not approved by security holders	—	—	—

Total	16,172,842	$3.58	3,622,657

(1)
Consists of securities issuable under the 1993 Stock Option Plan, the 1996 Directors' Option Plan, and the 2003 Stock Plan.

(2)
Includes 3,456,494 shares issuable under the 2003 Stock Plan and 166,163 shares issuable under the 2008 Employee Stock Purchase Plan.

CERTAIN TRANSACTIONS

        Our board of directors is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities, and recognizes that related party transactions can present heightened risk of potential or actual conflicts of interest. In accordance with our Code of Business Conduct and Ethics and the charter for the Audit Committee, our Audit Committee, the members of whom are all independent, reviews and approves any proposed related party transactions and reports any material related party transactions to the board of directors. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship in which our company is a participant and in which any of the following persons has or will have a direct or indirect interest:

  •
  an executive officer, director or director nominee of Astex Pharmaceuticals;

  •
  any person who is known to be the beneficial owner of more than 5% of our common stock;

  •
  any person who is an immediate family member (as defined in Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock; and

  •
  any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest in our common stock.

        There were no related party transactions during 2012.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

  Pay for Performance

        The cornerstone of our executive compensation program is pay for performance. Accordingly, while we pay competitive base salaries and other benefits, the majority of our CEO's and other named executive officers' (NEO's) compensation opportunity is based on variable pay (represented by annual and long-term incentives) as demonstrated in the charts below.

CEO's Total Direct Compensation for 2012	Other NEO's Total Direct Compensation for 2012 (Excluding CEO)

  Note: The information for the above charts is derived from selected data from the 2012 Summary Compensation Table on page 52. Base pay, annual incentive and long-term incentive percentages represents 2012 Summary Compensation Table column information titled salary, bonus, and option awards, respectively.

  Corporate Governance Best Practices

        Our Compensation Committee stays informed of developing executive compensation best practices and strives to implement them. In this regard, our stockholders should note:

  •
  If a change of control occurs, all of our named executive officers, including our Chief Executive Officer, have double-trigger, not single-trigger, equity vesting acceleration protection and other severance benefits;

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  None of our named executive officers or other employees have any golden parachute excise tax gross-up benefits;

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  We do not provide club memberships, tickets to sporting events or other entertainment, private travel on executive aircraft, or similar excessive perquisites to any of our named executive officers;

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  Consistent with the direction of approximately 59% of stockholder votes cast in 2011 and consistent with management's recommendation to our stockholders, adopting an annual Say on Pay advisory vote, commencing in 2011 and continuing in this 2013 proxy statement;

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  We do not re-price underwater stock options or stock appreciation rights, or exchange them for other awards, without first obtaining stockholder approval;

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  We annually evaluate the risks inherent in our compensation programs to ensure that they do not give rise to inappropriate levels of risk.

 Overview of Compensation Program and Philosophy

        Our executive compensation programs are designed to meet the following objectives:

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  attract and retain qualified executives with a view to the highly competitive nature of the marketplace in the biotechnology industry and other industries from which we may seek executive talent;

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  provide an executive compensation structure that is not only competitive in our industry sector and the geographic areas we operate, but is internally equitable and consistent based on the level of responsibilities for each executive position;

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  motivate and reward our executives to perform to the best of their abilities;

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  align our financial results and compensation paid to executive officers with a goal to achieve our current year and longer-term strategic business goals and objectives; and

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  ensure that our executives are not motivated to incur excessive risk that could jeopardize the Company.

        These objectives fit within our overall compensation philosophy by helping to continuously improve the Company's performance, secure the future potential of our business, enhance stockholder value, and provide proper compliance with regulatory and related requirements.

        The cornerstone of our executive compensation program is pay for performance. While we pay competitive base salaries and other benefits, the majority of our executive officers' compensation opportunity is based on variable pay. To meet these objectives, we have an executive compensation program based on the following policies:

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  pay executive base salaries that are competitive with the practices within biotechnology companies and other relevant industries that are similar in size;

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  pay for performance through a management bonus plan that is based upon shorter-term incentives and through merit increases based on Company and personal performance, as well as market data; and

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  pay for performance through equity compensation awards that provide a longer-term incentive to retain our executives.

        The Compensation Committee is responsible for ensuring compliance with these objectives and policies and, accordingly, is empowered to review and approve the annual compensation arrangements of the Company's executive officers, including annual base salary, annual incentive bonus, equity compensation, and other benefits or perquisites. The Company's executive team was comprised of the following individuals during 2012:

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  James S.J. Manuso—Chairman and Chief Executive Officer (CEO)

  •
  Harren Jhoti—President

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  Mohammad Azab—Chief Medical Officer (CMO)

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  Martin Buckland—Chief Business Officer (CBO)

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  Michael Molkentin—Chief Financial Officer (CFO)

        Throughout this proxy statement, our executive team may be referred to by name, title or referred to as the "executive officers" and comprises our "named executive officers."

 2012 Say On Pay Advisory Vote; Frequency of Say on Pay Advisory Vote

        On June 22, 2012, we held a stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a "say-on-pay" vote. Our stockholders approved the compensation of our named executive officers, with approximately 88% of stockholder votes cast in favor of our 2012 say-on-pay resolution. After considering this result, following our annual review of our executive compensation philosophy, the Compensation Committee decided to retain our overall approach to executive compensation. Moreover, in determining how often to hold a stockholder advisory vote on executive compensation, the board of directors took into account our stockholders' preference (approximately 59% of votes cast) for an annual vote at the 2011 annual stockholders meeting. Specifically, the board of directors determined that we will hold an annual advisory stockholder vote on our named executive officers compensation until considering the results of our next say-on-pay frequency vote, which is required to be held at least once every six years.

Role of our Compensation Committee

        Our Compensation Committee approves and administers our executive compensation program, and with respect to our named executive officers, the 2003 Stock Plan. This committee is appointed by the board of directors, and consists entirely of directors who are independent for purposes of the listing standards of the NASDAQ Stock Market, "outside directors" for purposes of Section 162(m) of the Code, and "non-employee directors" for purposes of Rule 16b-3 under the Exchange Act. The Compensation Committee is comprised of Walter J. Lack (chairman), Thomas V. Girardi, and Timothy Haines and operates under a written charter that is periodically reviewed and revised by the Compensation Committee and the board of directors. A copy of this charter is available for review in the corporate governance section of our website at www.astx.com. The Compensation Committee held three meetings in 2012 and approved several other matters by unanimous written consent.

  Role of Executive Officers in Compensation Decisions

        Dr. Manuso, our chairman and CEO, reviews the performance of each executive officer, and presents his findings to the Compensation Committee, together with recommendations for compensation structures applicable to the fiscal year under consideration. The Compensation Committee considers these findings and recommendations, but makes its own final determinations. The Compensation Committee alone, or in consultation with the full board of directors, reviews Dr. Manuso's performance.

  Role of Compensation Consultants and Surveys

        The Compensation Committee has adopted a policy where it has the sole authority to hire and fire outside compensation consultants to assist the Committee in analyzing executive compensation and discharging its related responsibilities. In 2012, the Compensation Committee did not retain a compensation consultant to assist in determining or recommending the amount or form of executive compensation since it did not anticipate making substantial changes in the amounts and form of executive compensation for our executive officers based on the Company's overall performance during 2012.

        For 2012, the Compensation Committee primarily utilized three compensation surveys in evaluating and supporting the various elements of the compensation of our executive officers. The three surveys were the following:

  •
  Radford Global Life Sciences Survey ("Radford Survey")—uses peer group information collected from over 94 participants in the 200 to 499 employee size category regarding all elements of compensation, including base salary, bonus, and equity for new hires and existing employees of all levels, including executive officers.

  •
  BioWorld's Executive Compensation Report—analyzes compensation information from proxy statements and annual reports of approximately 203 publicly traded biotechnology companies that were filed with the SEC. This survey summarizes compensation data for up to six officer level positions plus selected information on 55 non-U.S. company executive positions.

  •
  Top5 Executive Pay in the Biopharmaceutical Industry Report—analyzes compensation information from proxy statements and annual reports from 347 publicly traded companies in the biopharmaceutical industry filed with the SEC. This survey summarizes compensation data for up 1,247 top executives including up to 15 executive level positions.

2012 Performance Priorities

        Executive incentive compensation decisions are primarily based upon the achievement or progress towards Company-wide performance objectives, the execution of operational and business specific strategic objectives, and the officer's individual performance with respect to these objectives and extraordinary performance, as in the case of executing a significant transaction. Our performance objectives are both qualitative and quantitative. These performance objectives may be modified by the Compensation Committee based on changes in market conditions or the business environment in which we operate. The Compensation Committee may include or exclude certain items related to the ongoing operations when calculating financial measures including gains or losses not anticipated or properly reflecting the cash flow or economic contribution of a transaction during the annual performance period under review. The Compensation Committee believes that our overall performance as a discovery-based drug development company is a more significant factor in our compensation decisions than our performance against any other predetermined goal.

        The Compensation Committee determined the amount payable to its named executive officers as an annual performance bonus relating to 2012 based upon its determination as to the Company's success in achieving the 2012 performance priorities. However, this determination was not mechanical. As noted above, the Compensation Committee also factors in, as the most significant factor in making its determination, the Company's performance as a discovery-based drug development company. Thus, while there is no specific weighting accorded to each of the enumerated performance priorities for 2012 or the officer's individual performance, the Compensation Committee considers them of roughly equal weight, with the most weight given to the judgment regarding the Company's progress and overall performance as a discovery-based drug development company. As described below, in 2012 the Company met or exceeded many of the performance goals in each of the performance priority areas. Moreover, the Compensation Committee determined that the Company's overall performance as a discovery-based drug development company in 2012 was sound.

        At the beginning of 2012, the Compensation Committee established initial core performance priorities in four key areas for the Company:

        1.     Financial performance—Properly manage annual cash usage and year-end cash balance by targeting reasonable ranges for loss from operations, net loss, cash used in operations and cash on hand at the end of 2012. The target range for loss from operations is $20 million, net loss of $14 million, and cash used in operations of $7 million is plus or minus 15% from the approved financial targets, while the target range for cash, cash equivalents and marketable securities is plus or minus 10% of a targeted combined balance of $102 million at the end of the performance period.

        The Company exceeded all the primary financial performance priorities for 2012. We recorded loss from operations of $7.1 million, which was 65% lower than the anticipated loss from operations of $20 million, which was the initial target. Our recorded net income of $8.2 million was 159% better than the targeted net loss of $14 million. The cash provided by our operating activities of $18 million was 343% better than the targeted annual amount of cash used in operating activities of $7 million. Finally, current and non-current unrestricted cash, cash equivalents, and marketable securities of $138.3 million exceeded the year-end target of $102 million by 36%.

        2.     Corporate and business development—Broaden the long-term development and financial strength of the organization through the development, initiation and execution of collaborations or business development transactions with terms, conditions and economic value consistent with other similar market transactions within the pharmaceutical industry sector in which we compete.

        The Company met many aspects of this performance priority during 2012. We continue to initiate and maintain a variety of business development efforts surrounding all our programs. We have deprioritized multiple development programs and entered into discussions with parties interested in acquiring and/or licensing them. During 2012 we completed a transaction where certain tangible and intangible assets relating to our Salt Lake City operation were sold to Tolero Pharmaceuticals, Inc. in exchange for a 6% equity stake. During the year we met with multiple small to large pharmaceutical companies in the US, EU and Japan and presented our discovery capabilities with the intention of establishing new discovery and development relationships. To assure our discovery operation has incremental and ongoing access to novel biological targets for its pipeline for the long term we executed two discovery collaborations, one with the Cancer Research Technology Limited (CRT) and The Institute of Cancer Research, and the other with CRT and the University of Newcastle Upon Tyne. We will continue to assess our business development activities in consideration of the competitive landscape and the stages of development of the various programs that characterize our current and anticipated portfolio.

        3.     Product development—Advance to lead product candidacy, investigational new drug application ("IND") enabling research and/or IND filing one or more new product development candidates and advance later clinical stage compounds.

        During 2012 the Company further advanced its product development initiatives. The focus was on further developing and expanding efforts related to its prioritized clinical development portfolio, with a primary emphasis on two drugs—SGI-110 and AT13387. Since mid-2012, the Company has initiated five Phase 2 clinical trials in our prioritized portfolio. In addition, we continue to manage and work with our partners on the multiple existing active corporate collaborations to assure continued development of these partnered assets. Three of the Company owned drugs advanced in clinical trials being funded by our partners which resulted in milestones being earned during 2012 of $5.6 million from Janssen, for initiation of a FGFR inhibitor in a Phase 1 trial, and $5 million from Eisai upon the first commercial sale of Dacogen in the European Union.

        4.     Organizational development—The Company will continue to assess, evaluate and optimize its organizational structure to accommodate our prioritized research and development program requirements. Invest only in essential infrastructure by recruiting additional talent for key operating positions with a focus on retaining, training and developing current organizational resources required to advance our drug research and business development initiatives. The Company is targeting headcount growth primarily in research and development areas.

        The Company has made additional progress with the organization's development programs as we continue to expand or execute several clinical development initiatives during 2012. Based on the expansion and/or initiation of several phase 2 clinical trials associated with our priority programs we expanded our staff in targeted areas. The acquisition of our UK subsidiary in the prior year continued to require additional planning and execution of ongoing integration efforts. We continued to identify and reorganize several cross functional and departmental structures. As a result of our ongoing integration efforts during 2012, the Company reduced headcount by 20 employees impacted by the efforts related to the completion of closing our US based lab facility and the Utah-based discovery operation, including additional reductions in certain corporate functions. Also, during our 2013 first quarter additional integration efficiencies were identified resulting in a reduction of 19 employees in our Cambridge, UK operation. Management believes that these cumulative efforts will establish a more efficient and streamlined worldwide business structure to properly leverage our remaining organizational resources as we execute our strategic initiatives focused on our prioritized clinical and development programs.

Elements of Compensation for Chief Executive Officer

  Executive Employment and Confidential Information and Invention Assignment Agreement Effective October 1, 2010:

        On October 1, 2010, the Company and Dr. Manuso executed an Executive Employment and Confidential Information and Invention Assignment Agreement (the "2010 Agreement"). The 2010 Agreement provides for a continuation of Dr. Manuso's service through December 31, 2014, and superseded and replaced the previous employment agreement.

        The 2010 Agreement provided for an initial base salary of $625,000 for the remainder of 2010, with the base salary adjusted annually thereafter at twice the percentage increase in the Consumer Price Index. The 2010 Agreement also provided for performance-based bonuses of $650,000 for 2011 and $675,000 for the remaining term of the agreement, each bonus to be paid based on achieving criteria established by the Compensation Committee. In addition, the agreement provides for life insurance coverage of $2 million, an annual automobile allowance of $30,000 for each year, and relocation expenses not to exceed $100,000 in the event of certain involuntary terminations.

        The agreement also provides for the following stock option grants:

  •
  On October 1, 2010, concurrently with the execution of the agreement, Dr. Manuso was granted an option to purchase 800,000 shares of the Company's common stock at a per share price equal to the fair market value on the date of grant, with vesting subject to the achievement of specified performance milestones (the "Performance Option").

  •
  On or about April 1, 2011 and on each anniversary thereafter during the term of the agreement, an option to purchase 360,000 shares of the Company's common stock at a per share exercise price equal to the fair market value on the date of grant (the "Annual Options"). Each Annual Option will vest as to 1/12th of the shares at the end of each month from the grant date.

  •
  The agreement also provides for the continued vesting of the performance options granted pursuant to Dr. Manuso's previous employment agreements with the Company, provided the performance milestones are met while Dr. Manuso remains employed with the Company.

        Pursuant to the 2010 Agreement, in the event of a change of control of the Company prior to: (1) the granting of all of the Annual Options, then all Annual Options yet to be granted will immediately be granted and 100% of the then-unvested shares subject to the Annual Options will vest and become exercisable and (2) vesting of the Performance Option and performance-based options granted to Dr. Manuso in 2008 and 2009 shall accelerate their vesting 100%. If Dr. Manuso is involuntarily terminated in a manner triggering severance benefits within one year following a change of control, he will receive the following benefits: (1) a lump sum payment equal to eighteen months of base salary; (2) a lump sum payment equal to any unpaid bonuses (not to exceed $1 million); and (3) full acceleration of the vesting of any then unvested stock options.

  Amended and Restated Executive Employment and Confidential Information and Invention Assignment Agreement Effective March 10, 2011:

        On March 10, 2011, the Compensation Committee approved an amended and restated employment agreement with Dr. Manuso (the "Amended Agreement"). The Amended Agreement superseded and replaced Dr. Manuso's 2010 Agreement with the following changes:

  •
  In the event of an "Involuntary Termination" within one year following a "Change in Control" of the Company (as such terms are defined in the Amended Agreement), Dr. Manuso will be entitled to receive, in addition to the cash severance and stock option acceleration provided under the 2010 Agreement: (1) accelerated vesting of any other equity compensation awards, with unvested performance awards accelerated at 100% of target levels, (2) an extended post-termination exercise period for stock options to one year following termination (or through the original option term, if less), and (3) Company reimbursement of COBRA premiums for a period not to exceed eighteen months following a termination or earlier if Dr. Manuso secures other employer coverage (or an alternative taxable cash benefit if the Company determines the foregoing benefit would potentially violate applicable law or regulations).

  •
  Addition of a Tax Code Section 280G "best results" provision. Under the provision, if Dr. Manuso is entitled to receive payments that constitute "parachute payments" subject to Section 280G, then such amounts would be (1) paid in full, subject to taxes imposed as a result of Section 280G, or (2) paid in a reduced amount that would be exempt from Section 280G, whichever provides the better net after-tax result to Dr. Manuso. The 2010 Agreement provided only for reduction in payments subject to Section 280G.

        The Amended Agreement made no other material amendments to the terms and provisions of the 2010 Agreement.

  Chief Executive Officer Annual Bonuses

        For 2012, the target bonus for Dr. Manuso, our CEO, was $675,000 under his Amended Agreement. There was no threshold bonus or maximum bonus. The Compensation Committee assessed the 2012 performance of Dr. Manuso and conferred with the independent members of the board of directors. In addition to assessing Dr. Manuso's contribution to achieving the 2012 performance priorities, the independent members of the board of directors and the Compensation Committee also considered other qualitative elements furthering the long-term success of the Company. Other elements discussed and considered include organizational leadership qualities, development and execution of business, planning, continuing integration of Astex Therapeutics Limited, product and operational development strategies and opportunities, development and execution of investor relations and other programs enhancing organizational visibility in the financial community, expanding the stockholder base, regulatory compliance, and overall financial stewardship of financial resources. After receiving this input, the Compensation Committee determined that the 2012 performance of Dr. Manuso was excellent. Due to the Company's continuing strong performance, with respect to both overall performance as a discovery-based drug development company, performance against the enumerated performance priorities, and based upon the Compensation Committee's subjective appraisal of Dr. Manuso's 2012 performance, Dr. Manuso was awarded a bonus of $575,000, which was paid in December 2012.

Elements of Compensation for Other Executive Officers

        The compensation for our other executive officers has three primary components:

  •
  base salary;

  •
  participating in the annual bonus plan; and

  •
  participating in annual equity compensation awards.

        In addition, we provide our other executive officers with certain benefits that are available to all our employees. We do not provide defined benefit pension plans, deferred compensation or other similar benefits to our executive officers, except for certain termination benefits as described in detail under the section of this proxy statement entitled "Potential Payments Upon Involuntary Termination or Change of Control."

        Our other executive officers are eligible to receive severance benefits under our Officer Severance Benefit Plan. On June 22, 2012, the Compensation Committee of the Board approved the amendment and restatement of the Company Severance Benefit Plan for Officers, primarily to include provisions applicable to officers employed in the United Kingdom. The potential benefits under the plan are described under "Potential Payments Upon Involuntary Termination or Change of Control." We also have double-trigger vesting acceleration provisions for option grants in the event of certain involuntary terminations of employment within twelve months following a change of control, and an extension of time to exercise such options to the sooner of twelve months from the employment termination or the original expiration date of the option.

        The Compensation Committee believes that this combination of compensation elements provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term stockholder value, and facilitates executive retention and recruitment.

  Amended and Restated Contracts of Employment and Confidentiality and Proprietary Information Deeds for Dr. Jhoti and Dr. Buckland Effective June 22, 2012:

        On June 22, 2012, the Compensation Committee of the Board approved an amended and restated Contract of Employment between Astex Therapeutics Limited, and Dr. Harren Jhoti, and an amended and restated Confidentiality and Proprietary Information Deed between Astex Pharmaceuticals, Inc., Astex Therapeutics Limited (a wholly owned subsidiary of Astex Pharmaceuticals, Inc.), and Dr. Jhoti. The amended agreements supersede and replace Dr. Jhoti's prior employment agreement dated April 1, 2005. The amended agreements affirm the employee's then current annual compensation and benefits that were previously approved and implemented by the Compensation Committee. The primary provisions of the amended agreements call for annual base salary of £338,710, discretionary target bonus of 60% of annual base salary, employer contribution of 10% of base salary toward pension coverage, life insurance of four times base salary, and other customary benefits afforded to all employees. The amended agreements make no other material amendments to the terms and provisions of the prior employment agreement.

        On June 22, 2012, the Compensation Committee of the Board also approved an amended and restated Contract of Employment between Astex Therapeutics Limited and Martin Buckland, and an amended and restated Confidentiality and Proprietary Information Deed between Astex Pharmaceuticals, Inc., Astex Therapeutics Limited (a wholly owned subsidiary of Astex Pharmaceuticals, Inc.), and Dr. Buckland. The amended agreements supersede and replace Dr. Buckland's prior employment agreement dated September 31, 2004. The amended agreements affirm the employee's then current annual compensation and benefits that were previously approved and implemented by the Compensation Committee. The primary provisions of the amended agreements call for annual base salary of £225,807, discretionary bonus target of 50% of annual base salary, employer contribution of 10% of base salary toward pension coverage, life insurance of four times base salary, and other customary benefits afforded to all employees. The amended agreements make no other material amendments to the terms and provisions of the prior employment agreement.

  Base Salaries

        Base salaries are designed to meet competitive norms and reward exemplary performance on an annual basis. In establishing base salaries for our executive officers, the Compensation Committee relies on data from the Radford Survey, the BioWorld Executive Compensation Report, and the Top5 Executive Pay in the Biopharmaceutical Industry Report as well as general market sources, to compare base salaries against those for companies with similar numbers of employees and located in similar geographic areas. Based on the competitive landscape, the Compensation Committee initially targets named executive officers' salaries to be in the 50th to 90th percentile of peer group companies.

        For 2012, the Compensation Committee reviewed the base salaries for the president, CMO, CBO and CFO to determine if annual merit increases were to be awarded to those executive officers based on the achievement of our shorter-term objectives, progress and/or achievement of the Company's 2011 performance priorities and the individual's annual performance while considering changes in market conditions. On March 7, 2012, the Compensation Committee determined that these goals were achieved and awarded merit increases to Drs. Jhoti, Azab and Buckland, and Mr. Molkentin. The merit increases for the CMO and CFO became effective on January 1, 2012, while the merit increases for the President and CBO became effective on April 1, 2012.

  Bonus Plan

        We have a performance-based bonus plan that is intended to motivate and reward all employees, including our other executive officers, to perform well and contribute to achieving our shorter-term objectives. The amount of bonus is determined based on a target percentage of base salary of an executive officer's position, the progress and/or achievement of the Company's performance priorities, and the results of the officer's individual annual performance review while also reflecting changes in market conditions. The bonus is paid in cash.

        2012 Bonus Awards:    For 2012, the Compensation Committee reviewed the bonus plan to determine if bonuses were to be awarded to the other executive officers based on the achievement of our shorter-term objectives, progress and/or achievement of the Company's 2012 performance priorities and the executive officer's individual performance. On December 6, 2012, the Compensation Committee determined that these goals were achieved and awarded a bonus to our President, CMO, CBO, and CFO. The initial bonus awards for 2012 were targeted between the 50th and 90th percentile of peer group companies using primarily Radford Survey data, but supplemented by other market data.

  Other Named Executive Officer Annual Bonuses

        Our other named executive officers received annual bonuses on account of substantially the full 2012 fiscal year. Dr. Azab, Dr. Buckland, and Mr. Molkentin had 2012 target payouts equal to 30% of their annual base salary and a maximum payout of 50% of their 2012 annual base salary while Dr. Jhoti had a maximum bonus payout of 60%. The Compensation Committee assessed the 2012 performance of all named executive officers in consultation with Dr. Manuso. In evaluating 2012 performance, the Compensation Committee took into account the current size of the organization and demands for greater cross functional expertise and/or understanding with the multiple aspects of a drug discovery operation required of its executives. Therefore, categories or areas in addition to annual performance priorities, where applicable, were considered by the Compensation Committee when assessing the executives' individual performances and organizational contributions. These categories and other areas considered by the Compensation Committee included, but were not limited to:

  •
  organizational leadership,

  •
  contribution to advancing the Company's strategic and development activities,

  •
  interacting with the scientific, financial and investor communities,

  •
  efforts required to execute the acquisition and subsequent integration of our UK subsidiary, and

  •
  demonstrating financial stewardship within the organization and proper management of its financial assets, including constructive interaction with the various regulatory entities the Company interacts with and compliance with their rules and regulations.

        President—In addition to assessing Dr. Jhoti's contribution to achieving the 2012 performance priorities, the Compensation Committee also considered other qualitative elements furthering the future success of the Company. Other elements discussed and considered included Dr. Jhoti's:

  •
  organizational leadership qualities,

  •
  contribution to the development, execution and continuation of the product development programs and strategies,

  •
  contribution to the planning and integration of the acquisition, and

  •
  development and execution of external relations and programs to enhance the Company's visibility and interaction within the scientific and investment communities.

        Chief Medical Officer—In addition to assessing Dr. Azab's contribution to achieving the 2012 performance priorities, the Compensation Committee also considered other qualitative elements furthering the future success of the Company. Other elements discussed and considered included Dr. Azab's:

  •
  organizational leadership qualities,

  •
  contribution to the development, execution and continuation of product development and clinical trial programs and strategies,

  •
  development and execution of external relations and programs enhancing the Company's visibility and interaction within the scientific community,

  •
  contribution to the ongoing review and assessment of the discovery and research programs related to our UK subsidiary and additional integration activities, and

  •
  compliance and constructive interaction with various regulatory entities.

        Chief Business Officer—In addition to assessing Dr. Buckland's contribution to achieving the 2012 performance priorities, the Compensation Committee also considered other qualitative elements furthering the future success of the Company. Other elements discussed and considered included Dr. Buckland's:

  •
  leadership qualities,

  •
  contribution to the development, execution and continuation of our business development programs and strategies,

  •
  contribution to the planning and integration of the acquisition, and

  •
  development and execution of external relations and programs to enhance the Company's visibility and interaction within the scientific and business development communities.

        Chief Financial Officer—In addition to assessing Mr. Molkentin's contribution to achieving the 2012 performance priorities, the Compensation Committee also considered other qualitative elements furthering the long-term success of the organization. The Committee and Dr. Manuso also discussed and considered Mr. Molkentin's:

  •
  leadership qualities,

  •
  development and execution of business and operational development strategies and opportunities,

  •
  Execution of ongoing integration activities related to our UK subsidiary,

  •
  assistance in the development, review and execution of investor relations and other programs enhancing the Company's visibility in the financial community and among its stockholder base,

  •
  development and continued demonstration of overall financial stewardship and management of the Company's financial assets, and

  •
  timely and accurate filings compliant with regulatory requirements and compliance associated with his managing multiple administrative areas.

        After considering the organizational achievements of the various annual performance priorities, the above categories, and Dr. Manuso's input, the Compensation Committee determined that the 2012 performance of each of Dr. Jhoti, Dr. Azab, Dr. Buckland, and Mr. Molkentin was excellent. Based upon the Company's 2012 achievement both in the enumerated performance priority areas and upon the Company's overall 2012 performance as a discovery-based drug development company, and based upon the Committee's subjective appraisal of their individual performances, the Compensation Committee approved an annual bonus award to the named executive officers.

        The actual bonus awards for 2012 were calculated as a percent of the officer's annual base salary as of December 31, 2012, and were paid in December 2012 for the CMO and CFO and in April 2013 for the president and CBO. The bonus target ranges and actual bonus awards for 2012 were as follows:

	Actual Bonus Award		Bonus Award Target Range (Percentile)
Name and Position	Amount ($)	Percentage of Salary	50th	90th
Harren Jhoti(1)	242,305	45%	30%	60%
President
Mohammad Azab	248,000	50%	30%	50%
Chief Medical Officer
Martin Buckland(1)	135,977	38%	30%	50%
Chief Business Officer
Michael Molkentin	198,000	50%	30%	50%
Chief Financial Officer

(1)
Bonus awards have been converted from British Pounds Sterling to US Dollars based on the average exchange rate for 2012 of $1.5847.

  Summary of Grant Policies

        Our Compensation Committee regularly monitors the environment in which we operate and makes changes to our equity compensation program to help us meet our goals, including the achievement of long-term stockholder value. We may use various forms of equity compensation to motivate and reward long-term performance and encourage our employees, including the executive officers, to participate in the ownership of the Company. Historically, we have granted equity awards to our executive officers in the form of stock options. In spite of the evolution of the accounting treatment of certain types of awards, which requires a company to recognize as an expense the fair value of stock options and other stock-based compensation granted to employees, the Compensation Committee has determined that it is in the best interests of the Company and our stockholders to continue this practice. The Compensation Committee utilizes a vesting schedule to encourage our executive officers to continue in the employ of Astex Pharmaceuticals and to encourage executive officers to maintain a long-term perspective. With respect to the CEO, a substantial portion of his equity awards vest only upon achievement of specific performance milestones. In determining the size of stock option grants, the Compensation Committee primarily considers information provided by the Radford Survey, as well as general market sources, and focuses on the executive officers' current and expected future value to the Company and the competitive influence of peer organizations. The Compensation Committee also considers the number of granted and unvested options held by the executive officer.

        The board of directors and the Compensation Committee have not adopted formal policies regarding the timing of granting equity compensation awards. For example, the Compensation Committee has not established a set date for equity compensation awards, but rather, has acted in a timely manner generally following the annual performance review process completed for all our employees, including the executive officers, which typically occurs during the first quarter of each fiscal year, except for the 2012 fiscal year where the executive officers were granted equity awards in December 2012 versus the first quarter of the following fiscal year. Equity compensation grants are approved by the Compensation Committee at scheduled meetings of the Committee or by unanimous written consent. The timing of such actions is driven by the Compensation Committee's need to conduct particular business, such as an equity compensation grant, and not by the Company's stock price. The exercise price or calculation price used in connection with any equity compensation grant is determined as the closing price for the Company's common stock on NASDAQ on the date the grant is approved. The Compensation Committee has not granted, nor does it intend in the future to grant, equity compensation awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement. Similarly, our Compensation Committee has not timed, nor does it intend in the future to time, the release of material nonpublic information based on equity award grant dates. We do not re-price or exchange underwater options without stockholder approval.

  Equity Compensation

        2012 Equity Awards—For the 2012 annual period, the Compensation Committee reviewed outstanding executive officer equity compensation to determine if equity awards were to be granted to the executive officers other than our CEO to motivate and reward longer-term performance, enhance retention and encourage participation in the ownership of the Company. For the CMO and CFO, the equity compensation grants were based on achieving our shorter-term objectives, progress and/or achievement of the Company's 2011 and 2012 performance priorities and considering the executive officer's annual performance review for each fiscal year. The Compensation Committee determined that these goals were achieved and awarded additional option grants to our CMO and CFO. The equity awards were originally targeted in a range between the 50th and 90th percentile of peer group companies, primarily using the Radford Survey, but supplemented by other market data.

        The Compensation Committee also reviewed the equity compensation to determine if equity awards were to be granted to the President and CBO. The president and CBO were previously employees of our UK-based subsidiary acquired effective July 20, 2011. Based on a review of the responsibilities and duties of the President and CBO positions, general market conditions, comparison of equity grants against those for companies with similar numbers of employees and located in similar geographic areas, achieving our shorter-term objectives, progress and/or achievement of the Company's 2011 and 2012 performance priorities for each fiscal year and considering the executive officer's annual performance review the Compensation Committee determined that equity awards were to be granted to the President and CBO. The equity awards were targeted between the 50th and 90th percentile of peer group companies, primarily using the Radford Survey, but supplemented by other market data.

        Equity compensation is made in the sole discretion of the Compensation Committee and is based on market information provided primarily by Radford Survey data, including recommendations by the CEO and other market considerations. On March 7, 2012, the Compensation Committee granted the following stock options based on the 2011 performance priority period under review, considering current market Radford Survey data for the executive officers other than our CEO:

		Equity Award Target Range (#)
	Actual Equity Award (#)
Name and Position		Low	High
Harren Jhoti	210,000	170,000	220,000
President
Mohammad Azab	200,000	90,000	270,000
Chief Medical Officer
Martin Buckland	180,000	50,000	190,000
Chief Business Officer
Michael Molkentin	160,000	90,000	180,000
Chief Financial Officer

        All option grants are subject to terms and conditions of the 2003 Stock Plan and vest as to 1/48th of the shares on April 7, 2012, and on each one-month anniversary thereafter.

        On December 6, 2012, the Compensation Committee granted the following equity awards based on the 2012 performance priority period under review, considering current market Radford Survey data for the executive officers other than our CEO:

		Equity Award Target Range (#)
	Actual Equity Award (#)
Name and Position		Low	High
Harren Jhoti	210,000	170,000	220,000
President
Mohammad Azab	300,000	90,000	270,000
Chief Medical Officer
Martin Buckland	180,000	50,000	190,000
Chief Business Officer
Michael Molkentin	160,000	90,000	180,000
Chief Financial Officer

        All option grants are subject to terms and conditions of the 2003 Stock Plan and vest as to 1/48th of the shares on January 6, 2013, and on each one-month anniversary thereafter. Because these executives received stock option grants in December 2012, the Compensation Committee does not currently contemplate granting additional equity compensation awards to the above named executive officers in 2013.

 Summary of Compensation Committee Actions for Other Executive Officers

        On March 7, 2012, the Compensation Committee approved 2012 annual salaries, including cash bonus awards, and granted options for the achievement of the Company's 2011 performance priorities and annual performance to the following executive officers:

Name and Position	Annual Salary ($)		Cash Bonus Awards ($)	Stock Option Grants(#)(4)
Harren Jhoti(1)	536,754	(2)	292,403	210,000
President
Mohammad Azab	495,000	(3)	225,000	200,000
Chief Medical Officer
Martin Buckland(1)	357,836	(2)	169,717	180,000
Chief Business Officer
Michael Molkentin	395,000	(3)	188,000	160,000
Chief Financial Officer

(1)
Annual salaries and cash bonus awards have been converted from British Pounds Sterling to US Dollars based on the average exchange rate for 2012 of $1.5847.

(2)
Annual salary increases were effective April 1, 2012.

(3)
Annual salary increases were retroactive to January 1, 2012.

(4)
Option grants are subject to the terms and conditions of the 2003 Stock Plan and vest monthly over a period of 48 months.

        On December 6, 2012, the Compensation Committee approved 2013 annual salaries, including cash bonus awards, and granted options for the achievement of the Company's 2012 performance priorities and annual performance to the following executive officers:

Name and Position	Annual Salary($)(2)	Cash Bonus Awards ($)	Stock Option Grants(#)(4)
Harren Jhoti(1)	549,636	242,305	210,000
President
Mohammad Azab	506,880	248,000	300,000
Chief Medical Officer
Martin Buckland(1)	366,424	135,977	180,000
Chief Business Officer
Michael Molkentin	404,480	198,000	160,000
Chief Financial Officer

(1)
Annual salaries and cash bonus awards have been converted from British Pounds Sterling to US Dollars based on the average exchange rate for 2012 of $1.5847.

(2)
Annual salaries became effective January 1, 2013.

(3)
Option grants are subject to the terms and conditions of the 2003 Stock Plan and vest monthly over a period of 48 months.

Generally Available Benefit Programs

        We also offer a number of other benefits to our employees and all executive officers including medical, prescription, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, paid holidays, floating holidays, vacation, personal time off, and employee assistance programs.

        We believe that these benefit programs generally enhance employee productivity and loyalty to the Company. The main objectives of our benefit programs are to give all our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals, and enhanced health and productivity. These benefit programs typically do not specifically factor into decisions regarding an individual employee's or executive officer's total compensation or equity award package. The availability of these benefit programs is influenced more by competitive market considerations for biotech and other industries against whom we compete to either retain our current employees or attract new talent.

  401(k) Plan (U.S. Employees)

        We also maintain a 401(k) Plan to provide retirement benefits through tax deferred salary deductions for all employees. We make matching employer contributions, at rates varying from 1% to 3%, up to a maximum of $6,000 annually, based on the rate of the employee's 401(k) payroll contribution. Our matching contributions vest ratably over five years based on the employee's years of service.

  Defined Contribution Plan (UK Employees)

        We provide a defined contribution pension plan that is fully funded by the UK subsidiary for all its employees, whereby the employer contributions are 10% of the employee's base salary. There is no contribution required by the UK subsidiary's employees.

Internal Revenue Code Section 162(m) Implications for Executive Compensation

        The Compensation Committee is responsible for addressing issues raised by Section 162(m) of the Code. Section 162(m) limits the Company's tax deduction for compensation paid to certain executive officers that does not qualify as "performance based" to $1 million per executive officer. The Compensation Committee believes that the stockholders' interests are served by maintaining the discretion and flexibility in our executive compensation programs. Accordingly, the Compensation Committee may approve executive compensation that is not fully deductible. The Company does not guarantee that compensation intended to qualify as deductible performance-based compensation under Section 162(m) so qualifies.

Risk Analysis

        In 2012, management conducted an analysis of the risk profile of our Company's significant compensation plans and policies. This analysis was reviewed with the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

        Our Compensation Committee was formed in January 1993. The Compensation Committee is composed of Mr. Lack (Chairman), Mr. Girardi, and Mr. Haines, who are independent directors of the Company. None of these individuals are employees of the Company or any of its subsidiaries, nor were there any Compensation Committee interlocks or other relationships during 2012 requiring disclosure under Item 407(e)(4) of Regulation S-K of the Securities Act.

 Potential Payments Upon Involuntary Termination or Change of Control

        Dr. Manuso's Amended Agreement requires specific payments and/or benefits to be provided to Dr. Manuso in the event of an involuntary termination of employment without cause following a change of control of the Company. If an involuntary termination for cause occurs, Dr. Manuso will not receive any additional severance-type benefits under the Amended Agreement. In the event of an involuntary termination of employment prior to or more than one year following a change of control, Dr. Manuso will be eligible for benefits under the Severance Benefit Plan for officers to the extent determined by the board of directors.

        "Involuntary Termination," as used in Dr. Manuso's Amended Agreement, means the following:

  •
  without Dr. Manuso's express written consent, a material diminution of his duties, position or responsibilities relative to his duties, position or responsibilities in effect immediately prior to such reduction;

  •
  without Dr. Manuso's express written consent, a material diminution by the Company of his base salary as in effect immediately prior to such reduction;

  •
  any material breach by the Company of any of the terms of the Amended Agreement;

  •
  without Dr. Manuso's express written consent, his relocation to a facility or a location more than fifty miles from the current location of the Company, which the Company and Dr. Manuso agree would constitute a material change in the geographic location at which he must perform services to the Company, or

  •
  any purported termination of Dr. Manuso other than for cause.

        "Cause," as used in the Amended Agreement, means the following:

  •
  any act of personal dishonesty taken by Dr. Manuso in connection with his employment which is intended to result in his personal enrichment;

  •
  Dr. Manuso's conviction or plea of nolo contendere of a felony;

  •
  any act by Dr. Manuso that constitutes material misconduct and is injurious to the Company; or

  •
  continued violations by Dr. Manuso of his obligations to the Company.

        Under the Amended Agreement, Dr. Manuso may not resign for an Involuntary Termination without first providing the Company with:

  •
  a written notice within ninety days of the event that he believes constitutes an Involuntary Termination, specifically identifying the acts or omissions constituting the grounds for an Involuntary Termination, and

  •
  a reasonable cure period of not less than thirty days following the date of such notice.

        The Amended Agreement provides that if Dr. Manuso's employment with the Company is terminated by the Company as a result of an Involuntary Termination and following a change of control, he would receive:

  •
  a lump sum payment equivalent to eighteen months of his then current base salary;

  •
  a lump sum payment equivalent to any unpaid amount of bonus due to him (up to a maximum of $1 million);

  •
  reimbursement for all reasonable relocation expenses to him or his family's relocation from California to New York, including, but not limited to, short-term hotel costs or apartment rental for a period not to exceed six months, with the total relocation not to exceed $100,000.

    Additional cash compensation would be paid to fully offset taxes, or tax equalized, attributable to him as a result of payment of such reasonable relocation expenses;

  •
  full acceleration of the vesting of any then-unvested stock options in other equity awards held by Dr. Manuso, with performance awards accelerating at 100% of target levels;

  •
  extended post-termination exercise period for stock options to one year following termination (or through the original option term, if less); and

  •
  Company reimbursement of COBRA premiums for a period not to exceed eighteen months following a termination or earlier if Dr. Manuso secures other employer coverage (or an alternative taxable cash benefit if the Company determines the foregoing benefit would potentially violate applicable law or regulations).

  Estimated Value of Involuntary Termination or Change of Control Benefits for Other Executive Officers

        In addition to Dr. Manuso's employment agreement, the two UK-based officers, Dr. Jhoti and Dr. Buckland, have employment agreements assumed when the UK subsidiary was acquired, and were subsequently amended on June 22, 2012. Dr. Azab and Mr. Molkentin do not have employment agreements.

        Dr. Jhoti's agreement provides for an annual contribution of 10% of his base salary to a UK Company pension program. It also provides that Dr. Jhoti's employment may be terminated by either the Company or Dr. Jhoti upon providing six months' notice. It also provides for a non-taxable life insurance benefit covering four times his base salary in the event of his death. Dr. Jhoti's agreement also provides that he shall not compete with the Company or attempt to persuade any employee to leave the Company for twelve months following his employment termination.

        Dr. Buckland's agreement provides for an annual contribution of 10% of his base salary to a UK Company pension program. It also provides that Dr. Buckland's employment may be terminated by either the Company or Dr. Buckland upon providing six months' notice. The Company may pay Dr. Buckland his base salary in lieu of such notice. Dr. Buckland's agreement also provides that he shall not compete with the Company or attempt to persuade any employee to leave the Company for a period of up to twelve months following his employment termination.

        The Company's Officer Severance Benefit Plan provides severance in the event of certain involuntary terminations for all the Company's executive officers, where applicable. On June 22, 2012, the Compensation Committee of the Board approved the amendment and restatement of the Company Severance Benefit Plan for Officers, primarily to include provisions applicable to officers employed in the United Kingdom.

        Benefits under the Officer Severance Benefit Plan include the following:

  •
  Cash Severance Benefit—Each eligible executive officer shall receive a cash severance benefit in an amount equal to the sum of (a) two weeks of such eligible executive officer's base salary, which shall be paid in lieu of notice of termination of employment, (b) an additional thirty-nine weeks of such eligible executive officer's base salary, (c) an additional two weeks of such eligible executive officer's base salary for each full year of service completed, and (d) an additional one week of such eligible executive officer's base salary for any partial year of service completed, provided that such partial year of service is greater than six months in length.

  •
  Career Transition Assistance—Following an eligible executive officer's termination of employment, career transition services shall be provided through an outplacement service provider for a period of nine months. Outplacement services currently cost the Company approximately $12,000 per executive officer.

  •
  COBRA Continuation Coverage—Each eligible executive officer who is enrolled in a health, dental, or vision plan sponsored by the Company may be eligible under COBRA to continue coverage under such health, dental, or vision plan (or to convert to an individual policy) at the time of his or her termination of employment. If COBRA is elected by an eligible executive officer, the Company shall pay COBRA premiums on behalf of the executive officer during the number of weeks that base salary in respect of which the amount paid to the eligible executive officer under the Cash Severance Benefit section, as described above, was calculated.

        Eligible executive officers are required to sign and not revoke a release of claims in favor of the Company as a condition to receiving benefits. No benefits are payable upon any voluntary termination, upon any involuntary termination for misconduct or poor job performance or upon certain other terminations of employment. The Officer Severance Benefit Plan does not provide any income tax gross-ups for golden parachute excise taxes nor do we otherwise provide golden parachute excise tax gross-ups to our executive officers.

        In addition to the Officer Severance Benefit Plan, our named executive officers have double-trigger 100% vesting acceleration on their Company stock options. Specifically, if our named executive officers are involuntarily terminated other than for cause following a change of control, then 100% of the shares subject to their outstanding stock options accelerate vesting. Additionally, in such event, their stock option post-termination exercise period is extended from three months after employment termination to twelve months after employment termination or, if earlier, the original maximum term of the option.

        On March 10, 2011, the Compensation Committee approved an amendment and restatement of the Company Officer Severance Benefit Plan. This plan was subsequently amended on June 22, 2012, to primarily include provisions applicable to officers employed in the United Kingdom. The material changes to the Officer Severance Benefit Plan included the following:

  •
  revising the definition of "Eligible Employee" to make the determination of eligibility automatic under the terms of the plan and eliminate the requirement that participants receive written notice of participation from the Company.

  •
  revising definitions for the terms "Change of Control," "Involuntary Termination," "Cause" and "Disability," relating to eligibility for severance benefits under the plan.

  •
  certain additional benefits are provided for severance eligible terminations that occur within twelve months following a change of control of the Company. Under the provision, (1) the computation of cash severance will differ from covered terminations not within the change of control period, but will not exceed eighteen months of base salary, (2) all equity awards will receive full vesting acceleration and the post-termination exercise period for stock options will be extended to one year following termination (or through the original option term, if less), consistent with the Company's historical practice of providing officers with double-trigger option vesting and extended post-termination exercise periods outside of the Officer Severance Benefit Plan, and (3) Company reimbursement of COBRA premiums will extend for the period used to determine cash severance, not to exceed eighteen months. Plan benefits are offset by severance provided under any individual employment agreements.

  •
  revision of plan terms relating to the timing of execution of a release of claims following termination of employment to ensure compliance with tax requirements under Section 409A of the Code.

  •
  addition of a Code Section 280G "best results" provision. Under the provision, if the named executive officer is entitled to receive payments that constitute "parachute payments" subject to Section 280G, then such amounts would be (1) paid in full, subject to taxes imposed as a result of Section 280G, or (2) paid in a reduced amount that would be exempt from Section 280G, whichever provides the better net after-tax result to the executive officer.

  •
  action to amend or terminate the Officer Severance Benefit Plan will require approval by the Compensation Committee of the board of directors. The prior plan authorized such actions by the Company CEO or CFO.

2012 Potential Payments Upon Termination Table

Name	Termination Scenario	Severance ($)(1)	Bonus ($)	Accelerated Vesting ($)		Other ($)
James S.J. Manuso	Change of control	976,878	1,000,000	785,900	(3)	195,772	(4)
	Involuntary (without cause)	738,916	—	—		52,008	(5)
	For cause	—	—	—		—
Harren Jhoti(2)	Change of control	820,679	—	449,104	(6)	114,567	(7)
	Involuntary (without cause)	704,979	—	—		100,139	(7)
	For cause	—	—	—		—
Mohammad Azab	Change of control	618,750	—	258,738	(8)	26,942	(5)
	Involuntary (without cause)	447,403	—	—		22,804	(5)
	For cause	—	—	—		—
Martin Buckland(2)	Change of control	547,117	—	335,090	(9)	81,918	(7)
	Involuntary (without cause)	399,817	—	—		63,123	(7)
	For cause	—	—	—		—
Michael Molkentin	Change of control	592,502	—	181,869	(10)	32,034	(5)
	Involuntary (without cause)	448,164	—	—		27,154	(5)
	For cause	—	—	—		—

(1)
Assumes severance payment made to the named executive officer as of the last business day of the fiscal year or December 31, 2012.

(2)
Amounts have been converted from British Pounds Sterling to US Dollars based on the exchange rate at December 31, 2012.

(3)
Represents accelerated vesting of 1,870,000 previously granted unvested performance-based stock options and the granting and vesting of 720,000 ungranted annual stock options remaining under the term of the Amended Agreement. The exercise price related to 770,000 of these options was less than the fair market value of Astex Pharmaceuticals' stock as of December 31, 2012, and therefore, these options had an intrinsic value of $785,900 at December 31, 2012.

(4)
Represents employer-paid medical coverage for total estimated severance period, career transition assistance, and reimbursement for relocation expenses not to exceed $100,000, subject to tax equalization adjustment.

(5)
Represents employer-paid medical coverage for total estimated severance period and career transition assistance.

(6)
Represents accelerated vesting of 631,128 previously granted unvested stock options. The exercise price of all of those options was less than the fair market value of Astex Pharmaceuticals' stock as of December 31, 2012, resulting in an intrinsic value of $449,104 at December 31, 2012.

(7)
Represents employer-paid medical and pension coverage for total estimated severance period and career transition assistance.

(8)
Represents accelerated vesting of 676,667 previously granted unvested stock options. The exercise price of 657,917 of those options was less than the fair market value of Astex Pharmaceuticals' stock as of December 31, 2012, resulting in an intrinsic value of $258,738 at December 31, 2012.

(9)
Represents accelerated vesting of 468,172 previously granted unvested stock options. The exercise price of all of those options was less than the fair market value of Astex Pharmaceuticals' stock as of December 31, 2012, resulting in an intrinsic value of $335,090 at December 31, 2012.

(10)
Represents accelerated vesting of 413,750 previously granted unvested stock options. The exercise price of 379,375 of those options was less than the fair market value of Astex Pharmaceuticals' stock as of December 31, 2012, resulting in an intrinsic value of $181,869 at December 31, 2012.

        The actual amount of the benefits paid to the named executive officers in the event of an involuntary termination or a change of control can only be determined at the time of the executive's actual termination from the Company.

Compensation Committee Report

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Astex Pharmaceuticals specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal 2012. Based on the review and discussions, the Compensation Committee recommended to the board of directors, and the board of directors has approved, that the Compensation Discussion and Analysis be included in this proxy statement.

        This report is submitted by the Compensation Committee of the board of directors of Astex Pharmaceuticals, Inc.

Walter J. Lack, Chairman
Thomas V. Girardi
Timothy Haines

 2012 Summary Compensation Table

        The following table presents the total compensation earned by each of the named executive officers during the fiscal year ended December 31, 2012.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
James S.J. Manuso	2012	696,186		575,000	417,060	46,667	(3)	1,734,913
Chief Executive Officer	2011	650,156		1,060,000	598,788	45,085		2,354,029
	2010	622,906		650,000	1,645,351	44,218		2,962,475
Harren Jhoti(2)	2012	523,993		242,305	599,613	55,236	(4)	1,421,147
President	2011	222,584	(7)	293,473	374,010	30,819		920,886
	2010	—		—	—	—		—
Mohammad Azab	2012	493,125		248,000	728,260	6,000	(5)	1,475,385
Chief Medical Officer	2011	447,625		225,000	441,112	6,000		1,061,737
	2010	392,667		197,000	114,780	6,000		710,447
Martin Buckland(2)	2012	352,961		135,977	513,954	38,657	(6)	1,041,549
Chief Business Officer	2011	155,031	(7)	170,338	187,005	24,353		536,727
	2010	—		—	—	—		—
Michael Molkentin	2012	394,167		198,000	456,848	6,000	(5)	1,055,015
Chief Financial Officer	2011	373,625		288,000	236,310	6,000		886,935
	2010	341,375		171,000	210,430	6,000		728,805

(1)
Reflects the aggregate grant date fair value using the Black-Scholes option pricing model for option awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 18, 2013. These amounts do not correspond to the actual value that could be realized by each named executive officer.

(2)
Salaries, bonuses, and other compensation have been converted from British Pounds Sterling to US Dollars based on the average exchange rate from January 1, 2012 to December 31, 2012 of $1.5847.

(3)
Includes $35,000 for car allowances, $6,000 for 401(k) Company match, and $5,667 for life insurance premiums.

(4)
Includes $2,837 for additional employer paid health insurance and $52,399 for defined contribution pension benefits.

(5)
Represents 401(k) Company match.

(6)
Includes $3,361 for additional employer paid health insurance and $35,296 for defined contribution pension benefits.

(7)
Dr. Jhoti and Dr. Buckland joined the Company on July 20, 2011.

Grants of Plan-Based Awards in 2012

        The following table presents information concerning each grant of an award made to a named executive officer in fiscal 2012 under any plan. All awards were granted under our 2003 Stock Plan.

Name	Grant Date	All Other Option Awards: Number of Shares of Stock or Units (#)		Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
James S.J. Manuso	04/02/12	360,000	(1)	1.84	1.84	417,060
Harren Jhoti	03/07/12	210,000	(2)	1.89	1.89	269,493
	12/06/12	210,000	(3)	2.71	2.71	330,120
Mohammad Azab	03/07/12	200,000	(2)	1.89	1.89	256,660
	12/06/12	300,000	(3)	2.71	2.71	471,600
Martin Buckland	03/07/12	180,000	(2)	1.89	1.89	230,994
	12/06/12	180,000	(3)	2.71	2.71	282,960
Michael Molkentin	03/07/12	160,000	(2)	1.89	1.89	205,328
	12/06/12	160,000	(3)	2.71	2.71	251,520

(1)
Option vests as to 1/12th of the shares on May 1, 2012 and at the end of each full month thereafter.

(2)
Option vests as to 1/48th of the shares on April 7, 2012 and at the end of each full month thereafter..

(2)
Option vests as to 1/48th of the shares on January 6, 2013 and at the end of each full month thereafter.

(4)
Reflects the grant date fair value using the Black-Scholes option pricing model of each equity award computed in accordance with ASC 718. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 18, 2013. These amounts do not correspond to the actual value that could be realized by each named executive officer.

 Outstanding Equity Awards at 2012 Fiscal Year-End

        The table below shows all outstanding equity awards held by the named executive officers at the end of our fiscal year ended December 31, 2012. There were no outstanding stock awards held by named executive officers at December 31, 2012.

	Option Awards
		Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)
						Option Exercise Price ($)
	Grant Date						Option Expiration Date
Name		Exercisable(1)	Unexercisable
James S.J. Manuso	03/28/03	40,000	—	—		2.46	03/28/13
	05/22/03	7,500	—	—		4.03	05/22/13
	05/22/03	60,000	—	—		4.03	05/22/13
	09/04/03	7,500	—	—		5.69	09/04/13
	01/02/04	250,000	—	—		11.27	01/02/14
	01/02/04	—	—	50,000	(2)	11.27	01/02/14
	01/02/04	50,000	—	—		11.27	01/02/14
	01/02/04	200,000	—	—		11.27	01/02/14
	01/02/04	—	—	200,000	(3)	11.27	01/02/14
	01/02/04	—	—	50,000	(4)	11.27	01/02/14
	01/02/04	—	—	100,000	(5)	11.27	01/02/14
	01/02/04	—	—	100,000	(6)	11.27	01/02/14
	01/02/04	250,000	—	—		11.27	01/02/14
	01/03/05	250,000	—	—		6.10	01/03/15
	01/03/06	250,000	—	—		5.03	01/03/16
	08/31/06	200,000	—	—		4.87	08/31/16
	01/03/07	360,000	—	—		5.06	01/03/17
	01/03/07	100,000	—	—		5.06	01/03/17
	01/03/07	100,000	—	—		5.06	01/03/17
	01/03/07	—	—	100,000	(7)	5.06	01/03/17
	01/03/07	—	—	100,000	(8)	5.06	01/03/17
	01/03/07	—	—	250,000	(9)	5.06	01/03/17
	01/03/07	100,000	—	—		5.06	01/03/17
	01/03/07	—	—	100,000	(10)	5.06	01/03/17
	01/03/07	100,000	—	50,000	(11)	5.06	01/03/17
	01/02/08	360,000	—	—		3.60	01/02/18
	01/02/09	360,000	—	—		2.00	01/02/19
	04/01/09	100,000	—	—		1.76	04/01/19
	04/01/09	—	—	100,000	(12)	1.76	04/01/19
	04/01/09	—	—	100,000	(13)	1.76	04/01/19
	04/01/09	—	—	100,000	(14)	1.76	04/01/19
	04/01/09	—	—	100,000	(15)	1.76	04/01/19
	04/01/09	250,000	—	—		1.76	04/01/19
	04/01/09	100,000	—	—		1.76	04/01/19
	04/01/09	100,000	—	—		1.76	04/01/19
	04/01/09	100,000	—	—		1.76	04/01/19
	04/01/09	150,000	—	—		1.76	04/01/19
	04/01/10	360,000	—	—		3.12	04/01/20
	10/01/10	—	—	100,000	(16)	2.12	10/01/20
	10/01/10	250,000	—	—		2.12	10/01/20

	Option Awards
			Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)
							Option Exercise Price ($)
	Grant Date							Option Expiration Date
Name			Exercisable(1)	Unexercisable
	10/01/10		100,000	—	—		2.12	10/01/20
	10/01/10		100,000	—			2.12	10/01/20
	10/01/10		100,000	—			2.12	10/01/20
	10/01/10		—	—	150,000	(17)	2.12	10/01/20
	04/01/11		360,000	—	—		3.16	04/01/21
	04/02/12		240,000	—	120,000	(18)	1.84	04/01/22
Harren Jhoti	07/20/11	(19)	26,192	—	—		0.87	12/01/16
	07/20/11	(19)	65,480	—	—		0.68	03/19/18
	07/20/11	(19)	8,792	—	—		0.84	06/24/18
	07/20/11	(19)	33,804	—	4,829	(20)	0.79	06/22/19
	07/20/11	(19)	71,892	—	39,424	(20)	0.92	05/28/20
	09/16/11		93,750	—	206,250	(21)	2.21	09/16/21
	03/07/12		39,375		170,625	(26)	1.89	03/07/22
	12/06/12		—	—	210,000	(27)	2.71	12/06/22
Mohammad Azab	07/21/09		222,083	—	37,917	(22)	2.58	07/21/19
	03/11/10		41,250	—	18,750	(23)	3.23	03/11/20
	03/24/11		122,500	—	157,500	(24)	2.78	03/24/21
	03/07/12		37,500	—	162,500	(26)	1.89	03/07/22
	12/06/12		—	—	300,000	(27)	2.71	12/06/22
Martin Buckland	07/20/11	(19)	52,384	—	—		0.70	09/30/14
	07/20/11	(19)	26,192	—	—		0.84	12/01/15
	07/20/11	(19)	19,644	—	—		0.87	12/01/16
	07/20/11	(19)	26,192	—	—		0.73	06/24/18
	07/20/11	(19)	28,074	—	4,011	(20)	0.79	06/22/19
	07/20/11	(19)	63,434	—	34,786	(20)	0.92	05/28/20
	09/16/11		46,875	—	103,125	(21)	2.21	09/16/21
	03/07/12		33,750	—	146,250	(26)	1.89	03/07/22
	12/06/12		—	—	180,000	(27)	2.71	12/06/22
Michael Molkentin	11/04/03		100,000	—	—		10.03	11/04/13
	03/04/05		25,000	—	—		4.89	03/04/15
	03/09/06		60,000	—	—		5.10	03/09/16
	03/15/07		42,750	—	—		5.32	03/15/17
	03/13/08		96,000	—	—		2.35	03/13/18
	03/12/09		70,000	—	5,000	(25)	1.65	03/12/19
	03/11/10		75,625	—	34,375	(23)	3.23	03/11/20
	03/24/11		65,625	—	84,375	(24)	2.78	03/24/21
	03/07/12		30,000	—	130,000	(26)	1.89	03/07/22
	12/06/12		—	—	160,000	(27)	2.71	12/06/22

(1)
Options vested as of December 31, 2011.

(2)
Option vests upon European Approval of Orathecin.

(3)
Option vests upon the Company achieving annual gross sales of $30 million or more.

(4)
Option vests upon the acquisition from a third party of at least one Phase II or more advanced stage compound.

(5)
Option vests upon completion of Phase III of a compound acquired during Dr. Manuso's tenure as the Company's CEO during the term of Dr. Manuso's previous employment agreement executed in 2009 (the "2009 Agreement").

(6)
Option vests upon FDA approval of a compound acquired by the Company during the term of the 2009 Agreement.

(7)
Option vests upon the filing of the third IND of a drug derived from the Montigen acquisition, provided that this option shall vest subsequent to footnotes 12, 13, and 16 below.

(8)
Option vests upon the acquisition of a corporate partner or licensee for one or more of the drugs in the Company's portfolio, providing the value of any such deal is projected to exceed $10 million in combined up-front payments, R&D payments, milestones and royalties to the Company throughout its course, provided that this option shall vest subsequent to footnote 14 below.

(9)
Option vests upon the securing of (i) a significant corporate partner for one or more of the Company's drugs or (ii) $25 million in additional financing, provided that this option shall vest subsequent to footnotes 14 and 15 below.

(10)
Option vests upon the Company achieving a cash-flow positive year of operations during the term of the 2010 Agreement.

(11)
Option vests upon achievement of additional milestone(s) to be agreed upon with the board of directors, including, but not limited to, acquisition of a company or drug that is assessed to be value-enhancing by the board of directors, provided that the milestone is different from the milestones noted in footnote 17 below.

(12)
Option vests upon clearance by the FDA of another IND submitted by the Company that will allow the Company to initiate a clinical study of the compound that is the subject of the IND.

(13)
Option vests upon clearance by the FDA of another IND submitted by the Company that will allow the Company to initiate a clinical study of the compound that is the subject of the IND (subsequent to the IND described in footnote 12 above).

(14)
Option vests upon the execution of a definitive agreement with a corporate partner or licensee for one or more of the drugs in the Company's portfolio, or for a discovery collaboration, providing the value to the Company of any such deal is projected to exceed $10 million in combined up-front payments, R&D payments, milestones and royalties to the Company throughout its course.

(15)
Option vests upon the execution of a definitive agreement with a corporate partner or licensee for one or more of the drugs in the Company's portfolio, or for a discovery collaboration, providing the value to the Company of any such deal is projected to exceed $15 million in combined up-front payments, R&D payments, milestones and royalties to the Company throughout its course.

(16)
Option vests upon clearance by the FDA of a third IND submitted by the Company that will allow the Company to initiate a clinical study of the compound that is the subject of the IND (following the achievement of milestones (B)(1) and (B)(2) in the 2009 Agreement (footnotes 12 and 13 above)).

(17)
Option vests upon achievement of additional milestone(s) to be determined by the board of directors, including, but not limited to, acquisition of a company or drug that is assessed to be value-enhancing by the board of directors (provided that the milestone is different from milestones noted in footnote 11 above).

(18)
Option vests as to 1/12th of the shares on May 1, 2012 and on each one-month anniversary thereafter.

(19)
Represents replacement options granted upon acquisition of Astex Therapeutics Limited.

(20)
Options originally granted by Astex Therapeutics Limited were replaced by options to purchase shares of Astex Pharmaceuticals, Inc. on July 20, 2011, with original vesting schedules. All such options vested as to 1/4th of the shares one year from original date of grant and as to 1/48th of the shares on each one-month anniversary thereafter.

(21)
Option vests as to 1/4th of the shares on September 16, 2012 and as to 1/48th of the shares on each one-month anniversary thereafter.

(22)
Option vests as to 1/4th of the shares on July 21, 2010 and as to 1/48th of the shares on each one-month anniversary thereafter.

(23)
Option vests as to 1/48th of the shares on April 11, 2010 and on each one-month anniversary thereafter.

(24)
Option vests as to 1/48th of the shares on April 24, 2011 and on each one-month anniversary thereafter.

(25)
Option vests as to 1/48th of the shares on April 12, 2009 and on each one-month anniversary thereafter.

(26)
Option vests as to 1/48th of the shares on April 7, 2012 and on each one-month anniversary thereafter.

(27)
Option vests as to 1/48th of the shares on January 6, 2013 and on each one-month anniversary thereafter.

Option Exercises and Stock Vested in 2012

        The table below shows all options exercised and value realized by the named executive officers during our fiscal year ended December 31, 2012. There were no stock awards vested and value realized upon vesting by the named executive officers during our fiscal year ended December 31, 2012.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
James S.J. Manuso	—	—
Harren Jhoti	33,484	33,779
Mohammad Azab	—	—
Martin Buckland	—	—
Michael Molkentin	—	—

(1)
The value realized equals the difference between the option exercise price and the fair market value of our common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

 OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("10% of Class Stockholders") to file with the SEC reports of ownership on Form 3 and reports of changes in ownership on Form 4 or Form 5. Such executive officers, directors and 10% of Class Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

        Based solely on its review of the copies of such forms received by the Company and written representations from our executive officers and directors, the Company believes that, for the fiscal year ended December 31, 2012, its executive officers, directors and 10% of Class Stockholders complied with all applicable Section 16(a) filing requirements, except that Mr. Casamento was late filing one Form 4 to report one transaction.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee of the board of directors serves as the representative of the board of directors for general oversight of Astex Pharmaceuticals' financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Astex Pharmaceuticals' management has primary responsibility for preparing Astex Pharmaceuticals' financial statements and the financial reporting process. Astex Pharmaceuticals' independent registered public accounting firm, Ernst & Young LLP, is responsible for expressing an opinion on the conformity of Astex Pharmaceuticals' fiscal year 2012 audited financial statements to generally accepted accounting principles. In this context, the Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the audited financial statements with Astex Pharmaceuticals' management.

  2.
  The Audit Committee has discussed with Ernst & Young the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

  3.
  The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young's communications with the Audit Committee concerning independence, and has discussed with Ernst & Young the independence of Ernst & Young.

  4.
  Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC. Such Form 10-K was filed with the SEC on March 18, 2013.

        The board of directors has adopted and restated a written charter for the Audit Committee as of June 22, 2012, which is available on our website at www.astx.com. Each of the members of the Audit Committee is independent as defined in the applicable listing standards of the NASDAQ Stock Market.

AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Charles J. Casamento, Chairman
Thomas V. Girardi
Walter J. Lack

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        Astex Pharmaceuticals files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, like Astex Pharmaceuticals, who file electronically with the SEC. The address of the site is www.sec.gov. The reports and other information filed by Astex Pharmaceuticals with the SEC are also available at Astex Pharmaceuticals' website at www.astx.com. The web addresses of the SEC and Astex Pharmaceuticals have been included as inactive textual references only. Except as specifically incorporated by reference into this proxy statement, information on those web sites is not part of this proxy statement.

        The SEC allows Astex Pharmaceuticals to incorporate by reference information into this proxy statement. This means that Astex Pharmaceuticals can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement, except for any information that is superseded by information that is included directly in this proxy statement.

        This proxy statement incorporates by reference to the Form 10-K filed for the year ended December 31, 2012, which was filed with the SEC on March 18, 2013.

OTHER MATTERS

        If any other matters properly come before the meeting, it is the intention of the persons named as proxies to vote the shares they represent as the board of directors may recommend.

        It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. Therefore, you are urged to vote at your earliest convenience.

THE BOARD OF DIRECTORS

Dublin, California
April 29, 2013

APPENDIX A

ASTEX PHARMACEUTICALS, INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

(as amended March 7, 2013)

        1.    Purpose.    The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the Company's intention to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, will be construed so as to extend and limit Plan participation in a manner consistent with the requirements of Section 423 of the Code.

        2.    Definitions

          (a)   "Administrator" means the Board or any committee appointed by the Board.

          (b)   "Board" means the Board of Directors of the Company.

          (c)   "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

          (d)   "Common Stock" means the common stock of the Company.

          (e)   "Company" means Astex Pharmaceuticals, Inc., a Delaware corporation, and any Designated Subsidiary of the Company.

          (f)    "Compensation" means all base straight time gross earnings, bonuses and commissions, exclusive of payments for overtime, shift premium and other compensation.

          (g)   "Designated Subsidiary" means any Subsidiary which has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.

          (h)   "Employee" means any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

          (i)    "Enrollment Date" means the first day of each Offering Period.

          (j)    "Exercise Date" means the last Trading Day of each Offering Period.

          (k)   "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

            (1)   If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

            (2)   If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

            (3)   In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.

          (l)    "Offering Period" means a period of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 15 and terminating on the last Trading Day in the period ending the following November 14, or commencing on the first Trading Day on or after November 15 and terminating on the last Trading Day in the period ending the following May 14. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

          (m)  "Plan" means this Astex Pharmaceuticals, Inc. 2008 Employee Stock Purchase Plan.

          (n)   "Purchase Price" means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

          (o)   "Reserves" means the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

          (p)   "Subsidiary" means a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

          (q)   "Trading Day" means a day on which the national stock exchanges and the Nasdaq System are open for trading.

        3.    Eligibility

          (a)   Any Employee who is employed by the Company on a given Enrollment Date will be eligible to participate in the Plan.

          (b)   Any provisions of the Plan to the contrary notwithstanding, no Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and any Subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time.

        4.    Offering Periods.    The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 15 and November 15 of each year, or on such other date as the Administrator will determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

        5.    Participation

          (a)   An eligible Employee may participate in the Plan by (i) completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date or (ii) following an electronic or other enrollment procedure prescribed by the Administrator.

          (b)   Payroll deductions for a participant will commence on the first payroll following the Enrollment Date and will end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

        6.    Payroll Deductions

          (a)   At the time a participant files his or her subscription agreement, he or she will elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding twenty percent (20%) of the Compensation which he or she receives on each pay day during the Offering Period.

          (b)   A participant may not make any additional payments into such account.

          (c)   A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may decrease the rate of his or her payroll deductions during the Offering Period by completing and submitting to the Company's payroll office a new subscription agreement authorizing a change in payroll deduction rate. The Administrator may, in its sole discretion, limit the number of participation rate changes during any Offering Period. The change in rate will be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

          (d)   Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period.

          (e)   At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Employee.

        7.    Grant of Option.    On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period will be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Employee be permitted to purchase during each Offering Period more than 1,500 shares (subject to any adjustment pursuant to Section 19 hereof), and provided further that such purchase will be subject to the limitations set forth in Sections 3(b) and 12 hereof. The Administrator may, for future Offering Periods, increase or decrease, in its sole discretion, the maximum number of shares of Common Stock that an Employee may purchase during each Offering

Period. Exercise of the option will occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option will expire on the last day of the Offering Period.

        8.    Exercise of Option.    Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option will be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share will be retained in the participant's account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date will be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

        9.    Delivery.    As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion). No participant will have any voting, dividend or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the participant as provided in this Section 9.

        10.    Withdrawal

          (a)   A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) giving written notice to the Company's payroll office in the form of Exhibit B to this Plan or (ii) following an electronic or other withdrawal procedure prescribed by the Administrator. All of the participant's payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

          (b)   A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

        11.    Termination of Employment.    Upon a participant's ceasing to be an Employee for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option will be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment will be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

        12.    Interest.    No interest will accrue on the payroll deductions of a participant in the Plan.

        13.    Stock

          (a)   The maximum number of shares of the Company's Common Stock which will be made available for sale under the Plan will be seven hundred fifty thousand (750,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company will make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as is reasonably practicable and as it determines to be equitable.

          (b)   Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant will have only the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

          (c)   Shares of Common Stock to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

        14.    Administration.    The Plan will be administered by the Board or a committee appointed by the Board. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.

        15.    Designation of Beneficiary

          (a)   A participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

          (b)   Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

        16.    Transferability.    Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

        17.    Use of Funds.    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions. Until shares of Common Stock are issued, participants will only have the rights of an unsecured creditor with respect to such shares.

        18.    Reports.    Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

        19.    Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale

          (a)    Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase per Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company will not be deemed to have been "effected without receipt of consideration." Such adjustment will be made by the Administrator, whose determination in that respect will be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares of Common Stock subject to an option.

          (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress will be shortened by setting a new Exercise Date (the "New Exercise Date"), and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company's proposed dissolution or liquidation. The Administrator will notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

          (c)    Merger or Asset Sale.    In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress will be shortened by setting a new Exercise Date (the "New Exercise Date"). The New Exercise Date will be before the date of the Company's proposed sale or merger. The Administrator will notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

        20.    Amendment or Termination

          (a)   The Administrator may at any time and for any reason terminate, suspend or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Administrator on any Exercise Date if the Administrator determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company will obtain stockholder approval in such a manner and to such a degree as required.

          (b)   Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected" as described in Section 20(a), the Administrator will be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

          (c)   In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

            (1)   amending the Plan to conform with the safe harbor definition under Statement of Financial Accounting Standards 123(R), including with respect to an Offering Period underway at the time;

            (2)   altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

            (3)   shortening any Offering Period by setting a New Exercise Date, including an Offering Period underway at the time of the Administrator action;

            (4)   reducing the maximum percentage of Compensation a participant may elect to set aside as payroll deductions; and

            (5)   reducing the maximum number of Shares a participant may purchase during any Offering Period.

        Such modifications or amendments will not require stockholder approval or the consent of any Plan participants.

        21.    Notices.    All notices or other communications by a participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        22.    Conditions Upon Issuance of Shares.    Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

        23.    Term of Plan.    The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

        24.    Stockholder Approval.    The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under applicable laws.

EXHIBIT A

ASTEX PHARMACEUTICALS, INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

Name:

Original Application (Complete Line 2)	Enrollment Date:
Change in Payroll Deduction Rate (Complete Line 3)
Change of Beneficiary(ies)
1.
                                                            hereby elects to participate in the Astex Pharmaceuticals, Inc. 2008 Employee Stock Purchase Plan (the "Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Plan.

2.
I hereby authorize payroll deductions from each paycheck in the amount of $          or      % of my Compensation on each payday (from 1% to 20%) during the Offering Period in accordance with the Plan.

3.
I hereby authorize a change in payroll deductions from each paycheck to the amount of $          or      % of my Compensation on each payday (from 0% to 20%) during the Offering Period in accordance with the Plan.

4.
I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

5.
I have received a copy of the complete Plan. I understand that my participation in the Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to stockholder approval of the Plan.

6.
Shares purchased for me under the Plan should be issued in the name(s) of (Employee or Employee and Spouse only):                    .

7.
I understand that if I dispose of any shares received by me pursuant to the Plan within two (2) years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within thirty (30) days after the date of any disposition of shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the two (2)-year holding period, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (ii) fifteen percent (15%) of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

8.
I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

9.
In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Plan:

NAME: (Please print)	(First)(Middle)(Last)
Relationship
(Address)
Employee's Social Security Number:
Employee's Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:	Signature of Employee
Spouse's Signature (If beneficiary other than spouse)

 EXHIBIT B

ASTEX PHARMACEUTICALS, INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

        The undersigned participant in the Offering Period of the Astex Pharmaceuticals, Inc. 2008 Employee Stock Purchase Plan which began on                    20    (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000178618_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Charles J. Casamento 02 Peter Fellner 03 Thomas V. Girardi 04 Allan R. Goldberg 05 Timothy Haines 06 Harren Jhoti 07 Ismail Kola 08 Walter J. Lack 09 James S.J. Manuso ASTEX PHARMACEUTICALS, INC 4140 DUBLIN BLVD, SUITE 200 DUBLIN, CA 94568 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 To approve an amendment to the Company's 2008 Employee Stock Purchase Plan, increasing the number of shares of common stock authorized for issuance by 250,000 shares for a total of 750,000 shares reserved under the plan. 3 To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2013. 4 To approve, by non-binding advisory vote, the compensation of our named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000178618_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . ASTEX PHARMACEUTICALS, INC. Annual Meeting of Stockholders June 13, 2013 2:00 PM This proxy is solicited by the Board of Directors The undersigned stockholder of Astex Pharmaceuticals, Inc., a Delaware corporation, hereby appoints James S.J. Manuso and Michael Molkentin, and each of them individually, its proxy and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Astex Pharmaceuticals, Inc. to be held on June 13, 2013, at 2:00 local time, at 4140 Dublin Boulevard, Suite 200, Dublin, California 94568, and at any adjuournment(s) thereof, and to vote all the shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side